Exhibit 99.1

ABN 25 009 069 005

ANNUAL REPORT

30 June 2013

TABLE OF CONTENTS

TABLE OF CONTENTS

Corporate Directory	1
Directors’ Report	2
Auditors’ Independence Declaration	17
Corporate Governance Statement	18
Consolidated Statement of Comprehensive Income	25
Consolidated Balance Sheet	26
Consolidated Cash Flow Statement	27
Consolidated Statement of Changes in Equity	28
Notes to the Consolidated Financial Statements	29
Directors’ Declaration	73
Independent Auditor’s Report	74
Shareholder information	76

Samson Oil & Gas Limited	Annual Report – 30 June 2013

CORPORATE DIRECTORY

CORPORATE DIRECTORY

Directors	Stock Exchange
V. Rudenno (Chairman)	Australian Securities Exchange Limited
T.M. Barr (Managing Director)	Code : SSN
D. Craig
K. Skipper	NYSE Amex
Code : SSN
Secretary
D.I. Rakich

Registered Office and Business Address	Australian Company Number
Level 16, AMP Building	009 069 005
140 St Georges Terrace
Perth, Western Australia 6000	Australian Business Number
Telephone: (08) 9220 9830	25 009 069 005
Facsimile: (08) 9220 9820

Email	Presentation Currency
contact@samsonoilandgas.com.au	The financial statements are presented in
US Dollars (2012: US Dollars)

Web Site

www.samsonoilandgas.com.au

Share Registry

Security Transfer Registrars Pty Ltd

770 Canning Highway

Applecross, Western Australia 6953

Telephone:     (08) 9315 2333

Facsimile:       (08) 9315 2233

Bankers

Bank of New Zealand Australia

Utility Bay 13.03

100 St Georges Terrace

Perth, Western Australia 6000

Bank of the West

633 17th Street

Denver, Colorado, 80202

Solicitors

Squire Sanders

152 St Georges Terrace

Perth, Western Australia 6000

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado, 80202

Auditors

PricewaterhouseCoopers

125 St Georges Terrace

Perth, Western Australia 6000

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

DIRECTORS’ REPORT

In accordance with a resolution of Directors, the Directors submit their report with respect to the results of the operations of Samson Oil & Gas Limited (“the Company”) and its controlled entities (“the Consolidated Entity” or “Group”) for the year ended 30 June 2013 and the state of its affairs at that time.

DIRECTORS

The names and details of the Directors of the Company in office during the whole financial year and until the date of this report, unless noted otherwise, are:

Dr. Victor Rudenno

Chairman

Dr. Rudenno was appointed as a Director of the Company in April 2007. In 1984, Dr. Rudenno transitioned to the investment industry as a rated mining and energy analyst working for firms such as James Capel, DBSM and Prudential Bache. In 1995, he moved to the corporate side of investment banking and worked for a number of leading firms including Macintosh Corporate, Deutsche Bank, Hartley Poynton and CIBC. In 2002, Dr. Rudenno co-founded Equity Capital Markets Ltd, an investment bank specialising in corporate advice and capital raising which merged with Interfinancial in 2005 and subsequently was acquired by Tolhurst, an ASX listed broker in 2007. He is currently an Executive Director of Revaluate Pty Limited. He is a Senior Fellow of the Financial Services Institute of Australasia and a Fellow of the Australasian Institute of Mining and Metallurgy. Dr. Rudenno holds a Bachelor of Mining Engineering degree, a Master of Commerce degree and a Doctor of Philosophy for his thesis on Mining Economics. During his earlier academic career, Dr. Rudenno lectured both at the University of New South Wales and part time at University of Sydney, predominantly on mining economics, geostatistics, operations research and thermodynamics. He is the author of the textbook “Mining Valuation Handbook”.

Dr Rudenno is a member of the Audit Committee.

Dr Rudenno is a member of the Compensation Committee.

On 25 August 2010, Dr Rudenno was appointed a non-executive Director of Pilbara Minerals Limited (a publicly listed company) and resigned from this position on 30 May 2013.

Dr Rudenno has not held any directorships, other than those disclosed above in the past three years.

Mr Terence Maxwell Barr

Managing Director

Mr Barr is a petroleum geologist with over 30 years’ experience, including 11 years with Santos Limited. He is credited with the discovery of significant oil and gas reserves during his career. In recent years, Mr Barr has specialised in tight gas exploration, drilling and completion and is considered an expert in this field. This experience and expertise is invaluable given the exposure the Company has to tight gas opportunities in Wyoming and other parts of United States of America. Mr Barr was appointed managing director of the Company on 25 January 2005.

Mr Barr has not held any other directorships in the past three years.

Mr Keith Skipper

Non Executive Director

Mr. Skipper was appointed as director of the Company on 15 September 2008.  Mr. Skipper holds a B.Sc (Hons) degree in Geology from Reading University (United Kingdom) and a Master of Science from McMaster University (Canada).  He commenced his career with Amoco Canada Petroleum Limited in 1970.  Mr. Skipper’s experience includes ten years with Bridge Oil Ltd and several years with Pan Canadian Petroleum Limited (now part of Encana Corporation) and Antrim Energy Inc. in management and senior executive positions. He is a resident of Australia.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

Mr Skipper is a member of the Audit Committee.

Mr Skipper is the Chair of the Compensation Committee

During the last three years, Mr. Skipper was a Director of the following publicly listed companies:

•	Rawson Resources Limited
•	Circumpacific Energy Corporation

Dr DeAnn Craig

Non Executive Director

Dr Craig was appointed as a Director of the Company on 11 July 2011.  Dr Craig holds an Interdisciplinary PhD with emphasis in Petroleum Engineering and Operations Research from the Colorado School of Mines (USA).  She has also earned several degrees from Colorado School of Mines including Masters of International Political Economy of Resources, Masters of Science Mineral Economics and Business and a Bachelor of Science Chemical and Petroleum Refining Engineering.  In addition Dr Craig holds an MBA from Regis University in Denver, Colorado. During her career Dr. Craig has been a drilling engineer, a reservoir engineer responsible for reserves determination and property valuation, and progressed to senior management in several companies, including Phillips Petroleum, now ConocoPhillips, and CNX Gas. She is a registered professional engineer in the state of Colorado.

In the previous five years she has served as Senior Vice President, Asset Assessment CNX Gas Corporation, served as an Adjunct Professor in the Petroleum Engineering Department at the Colorado School of Mines and was appointed by the Governor of Colorado to serve on the Colorado Oil and Gas Conservation Commission.  Currently she is consulting to the oil and gas industry.

Dr Craig is the Chair of the Audit Committee.

Dr Craig is a member of the Compensation Committee.

Dr Craig was appointed a Non-Executive of Atlas Resources Partners, L.P. (a publicly listed company) in March 2012 and continues to serve in that position to the date of this report. Dr Craig has not held any other directorships in the past three years.

COMPANY SECRETARY

Mr Denis Ivan Rakich F.C.P.A

Mr Rakich is an accountant and Company Secretary with extensive corporate experience within the petroleum services, petroleum and mineral production and exploration industries. Mr Rakich is responsible for the corporate management of Samson Oil & Gas Limited and the maintenance of the Company’s ASX listing. He is a member of the Australian Society of Accountants and is currently Company Secretary for another public Company in the resources sector.

DIRECTORS’ SHAREHOLDINGS

At the date of this report, the interests of the Directors in shares and share options in the Company are:

	Number of Ordinary Shares	Number of Options over Ordinary Shares
T.M. Barr	14,546,446	10,802,938
V. Rudenno	5,892,105	7,042,241
K. Skipper	936,502	6,580,000
D. Craig	280,000	4,000,000

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

PRINCIPAL ACTIVITIES

The principal activities during the year of entities within the Consolidated Entity were oil and gas exploration, development and production in the United States of America. There have been no significant changes in the nature of these activities during the year.

The Company’s focus in the future will continue to be on oil and gas exploration, development and production in the USA. The Company will look to developing existing acreage, whilst continuing to identify potential project acquisitions.

OPERATING AND FINANCIAL REVIEW

Financial Results

The Consolidated Entity made a gross profit of $662,055 (2012: $3,329,021) from continuing operations for the financial year ended 30 June 2013.

The result for the financial year ended 30 June 2013 from continuing operations, after provision for income tax was a loss attributable to members of the parent of $11,837,626 (2012: loss $31,071,439). Included in the current year result is exploration expenditure expensed of $7,929,204 (2012: $30,523,923). The exploration expenditure in the current year primarily relates to the Spirit of America II well. This has been expensed in line with the Consolidated Entity’s accounting policy to expense all exploration expenditure until such time as it is expected that the future economic benefit will flow from the expenditure.

Development Activities

Bakken Field, Williams County, North Dakota

North Stockyard field

During the year ended 30 June 2013, the Consolidated Entity commenced drilling its infill acreage in its North Stockyard project in North Dakota. The first well, Sail and Anchor was drilled during the year and is currently undergoing fracture stimulation, which commenced on 4 September 2013.

Subsequent to year end, the Consolidated Entity drilled its second well in its infill North Stockyard project, Billabong. Operational difficulties were encountered during the drilling of this well and it is currently awaiting a workover operation prior to being fracture stimulated. This workover is expected to be completed following the fracture stimulation and flowback of Sail and Anchor.

In August 2013 the Consolidated Entity divested half its equity position in the undeveloped acreage in the North Stockyard project to Slawson Exploration Company Inc. for $5.562 million in cash and other consideration. The Consolidated Entity retained our full interest in in the currently producing wells in the North Stockyard field. As a consequence of the transaction the rig contract with Frontier was also terminated, with no penalty payment. Slawson are now the operator of the project going forward for the development of the undeveloped acreage.

Along with the undeveloped acreage, we have also transferred 25% working interest in the drilled but not yet completed Billabong and Sail and Anchor wells. The cash portion of the purchase price is subject to the delivery of a useable well bore in Billabong, valued in the agreement at $0.9 million and other customary post closing adjustments.

Rainbow Project

During the year ended 30 June 2013 the Consolidated Entity acquired a net 1,225 acres in two 1,280 acre drilling units located in the Rainbow Project, Williams County, North Dakota. The acquisition involved an acreage trade by the parties and a future carry of the vendor by Samson in the initial drilling program on the Rainbow Project. The Consolidated Entity transferred 160 net acres from its 1,200 acre undeveloped acreage holding in North Stockyard and the vendor will fund its share (between 7.5% and 8.5%) of the North Stockyard initial infill program. The Consolidated Entity has acquired 950 net acres in the Rainbow Project from the vendor for this acreage trade and will provide a $1 million carry (10%) to the vendor, for the first development well to be drilled in the Rainbow Project. The Consolidated Entity also has the ability, subject to the vendor acquiring additional acres, to acquire a further 274 acres by carrying the vendor for $0.7 million in the second well in the project.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

Exploration Activities

Hawk Springs, Goshen County, Wyoming

Defender US 33 #2-29H

37.5% working interest

This well was cleaned out in July 2012 and has been pumping through the year. The well is currently pumped on a timer for approximately 4 hours per day and produced 591 barrels of oil for the June 2013 quarter.

The Consolidated Entity is currently in the process of farming out a piece of the Hawk Springs project in order to fund and drill a Permian target in the project area.

Production Activities

During the year the Consolidated Entity produced approximately 61,640 (2012: 87,956) barrels of oil and 167,083 (2012: 214,463) Mcf of gas.

Reserves

The Company has determined its hydrocarbon reserves (as defined in the ASX listing rules) at an effective date of 1 July 2013 to be as follows:

	Oil Mbbls	Gas MMcf	MBOE	NPV10* US$’000’s
Proved	1,487	1,925	1,808	39,580
Probable	2,038	2,263	2,415	35,404
Total	3,525	4,188	4,223	74,984

*NPV10 – this is the Net Present Value of the future cash flows, discounted at 10%.

2012 Reserves

	Oil Mbbls	Gas MMcf	MBOE	NPV10* US$’000’s
Proved	754	1,369	982	13,351
Probable	-	-	-	-
Total	754	1,369	982	13,351

*NPV10 – this is the Net Present Value of the future cash flows, discounted at 10%.

The increase in proved reserves is a result of increased drilling density in our North Stockyard project and the acquisition of the Rainbow project. Both of these projects have more drilling locations than currently met the definition of proved undeveloped locations and thus have been recognised as probable.

The estimate has used the NYMEX forward curve as at 30 June 2013 less an appropriate differential to take into account the difference between the NYMEX pricing and the price received by the Company at its various sales points.

DIVIDENDS

No dividend was paid or recommended for payment during the year (2012: $Nil).

SHARE OPTIONS

As at the date of this report, there were 299,188,392 (2012: 278,496,315) unissued ordinary shares under option. All option exercise prices are denominated in Australian Dollars unless noted otherwise.

On 10 October 2007, 3,379,077 options were issued to the participants of the share issue completed in the year with an exercise price of 30 cents per share and an expiry date of 10 October 2012. These options vested immediately. These options expired unexercised during the year.

On 11 October 2007, 4,000,000 options were issued to key management personnel. These options had an exercise price of 30 cents per share and an expiry date of 10 October 2012. These options vested immediately. These options expired unexercised during the year.

On 12 May 2008, 2,000,000 options were granted to key management personnel. These options had an exercise price of 25 cents per share and an expiry date of 11 May 2013. 600,000 options vested immediately, 600,000 vested following twelve months of service by the employee, with the remaining 800,000 vested on 1 April 2010, following twenty four months of service. These options expired unexercised during the year.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

On 6 November 2009, 344,431,141 options were issued in conjunction with a rights offering completed by the Company at the same time. These options had an exercise price of 1.5 cents and expired on 31 December 2012. During the year ended 30 June 2013 214,002,238 (2012: 40,413,038) of these options were exercised. During the year, the remaining, 10,614,326 options expired unexercised.

In November 2009, 1,000,000 options were issued to certain Directors. These options have an exercise price of 20 cents and an expiry date of 30 December 2013. These options vested immediately.

In November 2010, 29,000,000 options were issued to the Directors. These options have an exercise price of 8 cents per share and an expiry date of 31 October 2014. These options vested immediately.

In December 2010, 32,000,000 options were issued to employees of the Company. These options have an exercise price of 8 cents and an expiry date of 31 December 2014. One third of the options vested on 31 January 2011, one third vested on 31 January 2012 and the remaining third vested on 31 January 2013. 500,000 of these options were exercised during the year ended 30 June 2011.

In July 2011, 4,000,000 options were issued to an employee of the Company. These options have an exercise price of 16.4 cents and an expiry date of 31 December 2014. One third of the options vested on 31 July 2011, one third vested on 31 July 2012 and the remaining third vested on 31 July 2013.

In November 2011, 4,000,000 options were issued to a Non-executive Director of the Company. These options have an exercise price of 15.5 cents and an expiry date of 31 October 2015. These options vested immediately.

During the current year, we issued 97,307,526 options in conjunction with two placements and a rights offering. The options have an exercise price of 3.8 cents and an expiry date of 31 March 2017. To date none of these options have been exercised.

Shares issued as a result of the exercise of options

During the year, 214,002,238 ordinary shares were issued upon the exercise of 214,002,238 1.5 cent options.

Remuneration Report

The remuneration report is set out under the following headings:

A	Principles used to determine the nature and amount of remuneration
B	Details of remuneration
C	Service agreements
D	Company performance

The information provided in this remuneration report has been audited as required by section 308 (3C) of the Corporations Act 2001.

A	Principles used to determine the nature and amount of remuneration

The objective of the Consolidated Entity’s executive reward framework is to ensure reward for performance is competitive and appropriate for the results delivered. The performance of the Company depends upon the quality of its Directors and executives. To be successful and maximise shareholder wealth, the Company must attract, motivate and retain highly skilled Directors and executives.

Remuneration packages applicable to the executive Directors, senior executives and non-executive Directors are established with due regard to:

•	Performance against set goals
•	Ability to attract and retain qualified and experienced Directors and senior executives.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

The Company has formed a Compensation Committee. Dr DeAnn Craig, Dr Victor Rudenno and Mr Keith Skipper are the current members of the Compensation Committee. The Compensation Committee is responsible for determining and reviewing compensation arrangements for Directors and executives. The Committee assesses the appropriateness of the nature and amount of remuneration of Directors and executives on a periodic basis by reference to relevant employment market conditions with the overall objective of ensuring maximum stakeholder benefit from the retention of a high quality Board and executive team.

Non-executive Director Remuneration

Fees and payments to non-executive Directors reflect the demands which are made on, and the responsibilities of, the Directors. Non-executive Directors’ fees and payments are reviewed annually by the board. The Chair’s fees are determined independently of the other non-executive Directors. The Chair is not present at any discussions relating to determination of his own remuneration.

The ASX Listing Rules specify that the aggregate remuneration of non-executive Directors shall be determined from time to time by a general meeting. An amount not exceeding the amount determined is then divided between Directors as agreed. The latest determination was at the Annual General Meeting held on 18 November 2010 when shareholders approved an aggregate remuneration of A$500,000 per annum. The amount of aggregate remuneration sought to be approved by shareholders and the manner in which it is apportioned amongst Directors is reviewed annually.

Non-executive Directors are encouraged by the Board to hold shares in the Company (purchased by Directors on market). It is considered good governance for Directors to have a stake in the Company on whose Board they sit.

Remuneration Incentives

The Company does not have a policy in place limiting the Directors exposure to risk in relation to the Company’s options.

The remuneration of non-executive Directors for the year ended 30 June 2013 and 2012 is detailed in Table 1 and Table 2 of this report.

Executive Remuneration

The Company aims to reward executives with a level and mix of remuneration commensurate with their position and responsibilities within the Company and so as to:

•	Align the interests of executives with those of shareholders;
•	Link reward with strategic goals and performance of the Company; and
•	Ensure total remuneration is competitive by market standards.

Base pay for executives is reviewed on the contract renewal date to ensure the base pay is set to reflect the market for a comparable role. There are no guaranteed base pay increases included in any executives’ contracts.

Remuneration consists of fixed remuneration and remuneration incentives in the form of options issued in the Company.

The level of fixed remuneration is reviewed annually by the Board having due regard to performance against goals set for the year and relevant comparative information. The Board has access to external advice independent of management if required. During the year ended 30 June 2012 the Board sought advice from Mercer (USA) Inc in regards to the remuneration, including long term incentives for employees of the Consolidated Entity.

Remuneration Incentives

Directors’ remuneration is not linked to either long term or short term incentives. The Board feels that the expiry date and exercise price of the options issued to the Directors in the current and prior years are sufficient to align the goals of the Directors and executives with those of the shareholders to maximise shareholder wealth. There are no performance criteria or service conditions attached to options issued to Directors.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

During the prior year, the Board agreed that vesting conditions should be included in relation to the options issued to new executives. Previously, similar to the Directors incentives detailed above, no conditions were placed on options issued to executives.

A new bonus arrangement was put in place for the period 1 January 2012 to 30 June 2012. Bonuses will be earned by meeting the thresholds set by the Board for each of the three performance criteria: share price growth, reserve growth and production growth. Each metric is treated individually. Additionally the Bonus Pool will include a discretionary component available for award by the Compensation Committee for performance by an individual outside of the performance criteria. To achieve the Bonus Pool in totality, the company has to meet the targeted thresholds for all three criteria. The current Bonus Plan also includes a set of “Stretch Targets”, which would reward the achievement of extraordinary results for Samson shareholders.

The weighting of each of these metrics and the discretionary component for the six months ended 30 June 2012 is shown in the table below:

Metric	Weight	Threshold	Target	Stretch
Production	20%	55,000 bbls	75,000 bbls	100,000 bbls
Reserves	20%	0.853 MMstb	1.1595 MMstb	1.546 MMstb
Share Price	30%	12 cents	15 cents	18 cents
Discretionary	30%

Although none of the thresholds were met a portion of the discretionary component of the bonus was awarded in recognition of the efforts by all employees throughout the period. $133,168 was accrued during the prior period. This amount was paid in the current period in relation to this accrual.

Current bonus plan

For the calendar year ended 31 December 2013, the payment of a bonus will be at the discretion of the Board of Directors. Payment of a bonus will only be payable if the Consolidated Entity’s operations are cash flow positive for the December quarter 2013. Cash flow has been defined by the Compensation Committee as all revenue including interest less all costs including interest. Costs will also exclude all exploration and development expenditure for the period after deduction of all administrative costs associated with these expenditures.

While the size of the bonus plan will be at the discretion of the Board, it may not be larger than 20% of the net cash balance after debt servicing as at 31 December 2013 and no greater than $1.2m. No bonus expense has been accrued as at 30 June 2013.

B	Details of Remuneration

Amounts of remuneration

Details of remuneration of the Directors and executives of the Company and Consolidated Entity in accordance with the requirements of the Corporations Act 2001 and its Regulations are set out in the following tables.

For the purposes of this report, Key Management Personnel (KMP) of the Consolidated Entity are defined as those persons having authority and responsibility for planning, directing and controlling the major activities of the Company and the Consolidated Entity, directly or indirectly, including any director (whether executive or otherwise) of the Parent Company.

For the purposes of this report, the term “executive” encompasses the Chief Executive Officer, Company Secretary, Chief Financial Officer, Vice President – Exploration and Vice President - Engineering. There are no further employees employed by either the Company or its subsidiaries who meet the definition of executive, therefore only the five executives detailed above are included in this report. During the year and as at the date of this report, unless stated otherwise, the key management personnel were:

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

Terry Barr	Managing Director
Victor Rudenno	Non-executive Director, Chairman
Keith Skipper	Non-executive Director
DeAnn Craig	Non-executive Director

Denis Rakich	Company Secretary
Robyn Lamont	Chief Financial Officer
David Ninke	Vice President – Exploration
Dan Gralla	Vice President – Engineering

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

Table 1: Key Management Personnel compensation for the year ended 30 June 2013

	Short Term				Post Employment	Share-based Payments		Total	Total Performance Related
	Salary & Fees	Bonus Paid	Non-monetary Benefits	Accrued Bonus	Super - annuation	Options	Ordinary Shares
	$	$	$	$	$	$	$	$	$
Directors
T.Barr	400,000	-	3,470	-	13,238	-	-	416,708	0.0%
D. Craig	81,736	-	-	-	-	-	-	81,736	0.0%
K. Skipper	73,562	-	-	-	8,174	-	-	81,736	0.0%
V. Rudenno	107,846	-	-	-	-	-	-	107,846	0.0%

Executives
D. Rakich[1]	127,332	-	-	-	12,674	14,704	-	154,709	9.5%
R. Lamont[1]	242,000	-	5,850	-	17,305	20,584	-	285,739	7.1%
D. Ninke[1]	276,716	-	3,341	-	17,302	20,584	-	317,943	6.4%
D. Gralla[1]	265,300	-	1,624	-	17,272	20,584	-	304,780	6.7%
	1,574,492	-	14,285	-	85,964	76,456	-	1,751,197

1 These options were issued during the year ended 30 June 2011; and subject to the following vesting schedule dependent on each employee’s continued employment with the Company – one third vested on 31 January 2011, one third vested on 31 January 2012, and the remaining third vested on 31 January 2013. All employees were still employed at the final vesting date, therefore all options vested. This value represents the portion of the expense recognised during the current year.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

DIRECTORS’ REPORT

30 June 2013

Table 2: Key Management Personnel compensation for the years ended 30 June 2012

	Short Term				Post Employment	Share-based Payments		Total	Total Performance Related
	Salary & Fees	Bonus Paid	Non-monetary Benefits	Accrued Bonus	Super - annuation	Options	Ordinary Shares
	$	$	$	$	$	$	$	$	$
Directors
T.Barr	386,892	118,800	12,643	46,820	15,340	-	-	580,495	8.0%
D.Craig	73,949	-			-	308,407	-	382,356	80.7%
K. Skipper	65,553	-			6,687	-	-	72,240	0.0%
V. Rudenno	98,040	-			-	-		98,040	0.0%

Executives
D. Rakich[1]	123,848	27,671	-	3,818	12,384	53,109	-	220,830	25.8%
R. Lamont[1]	230,343	50,238	6,722	18,779	12,967	74,352	-	393,401	23.7%
D. Ninke[1]	270,943	65,232	7,184	21,473	15,043	74,352	-	454,227	21.1%
D. Gralla[1]	264,330	60,480	7,628	19,102	15,340	74,352	-	441,232	21.2%
	1,513,898	322,421	34,177	109,992	77,761	584,572	-	2,642,821

1 These options were issued during the year ended 30 June 2011; however are subject to a vesting schedule dependent on each employee’s continued employment with the Company. This value represents the portion of the expense recognised during the prior year.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

AUDITORS INDEPENDENCE DECLARATION

for the year ended 30 June 2013

Table 3 Compensation options: Granted and vested during the year (Consolidated) – in Australian Dollars

Name	Grant Number	Grant Date	Fair value Per option at grant date $	Exercise price per option $	Expiry date	First Exercise Date	Last exercise date	Vested No.*	Vested %
Directors
T. Barr	-	-	-	-	-	-	-	-	-
D. Craig	-	-	-	-	-	-	-	-	-
V. Rudenno	-	-	-	-	-	-	-	-	-
K. Skipper	-	-	-	-	-	-	-	-	-

Executives
D. Rakich*	-	-	-	-	-	-	-	1,666,666	33
R. Lamont*	-	-	-	-	-	-	-	2,333,333	33
D. Ninke*	-	-	-	-	-	-	-	2,333,333	33
D. Gralla*	-	-	-	-	-	-	-	2,333,333	33
Total	-	-	-	-	-	-	-	8,666,665	-

*These options were issued during the year ended 30 June 2011; and subject to the following vesting schedule dependent on each employee’s continued employment with the Company – one third vested on 31 January 2011, one third vested on 31 January 2012, and the remaining third vested on 31 January 2013. All employees were still employed at the final vesting date, therefore all options vested.

Table 4 Compensation options: Granted and vested during the prior year (Consolidated) – in Australian Dollars

Name	Grant Number	Grant Date	Fair value Per option at grant date $	Exercise price per option $	Expiry date	First Exercise Date	Last exercise date	Vested No.*	Vested %
Directors
T. Barr	-	-	-	-	-	-	-	-	-
D. Craig	4,000,000	29 Nov 2011	0.077	0.155	31 Oct 2015	29 Nov 2011	31 Oct 2015	4,000,000	100
V. Rudenno	-	-	-	-	-	-	-	-	-
K. Skipper	-	-	-	-	-	-	-	-	-

Executives
D. Rakich*	-	-	-	-	-	-	-	1,666,666	33
R. Lamont*	-	-	-	-	-	-	-	2,333,333	33
D. Ninke*	-	-	-	-	-	-	-	2,333,333	33
D. Gralla*	-	-	-	-	-	-	-	2,333,333	33
Total	4,000,000	-	-	-	-	-	-	12,666,665

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

AUDITORS INDEPENDENCE DECLARATION

for the year ended 30 June 2013

* These options were issued during the year ended 30 June 2011; however are subject to a vesting schedule dependent on each employee’s continued employment with the Company. This represents the portion of the options vested during the prior year.

C	Service Agreements

It is the Board’s policy that employment contracts are only entered into with the managing director and senior executives. As such contracts have been entered into for Mr. Barr, Mr. Gralla, Mr. Ninke and Ms Lamont. Details of these contracts are included below.

Mr. Barr – Chief Executive Officer

Effective 1 January 2011, Mr Barr has been retained by the Company to act as the Company’s President, Managing Director and Chief Executive officer for a period of three years with an option to extend the contract for an additional three years. As of 1 January 2012, the contract allows for total compensation of $454,700 (cash and non cash benefits).

Mr. Ninke – Vice President Exploration

Effective 1 January 2011, Mr Ninke has been retained by the Company to act as Vice President - Exploration for a period of three years with an option to extend the contract for an additional three years. As of 1 January 2012, the contract allows for total compensation of $301,417 (cash and non cash benefits). Mr Ninke also retains the right to receive a 1% revenue royalty from production from prospects identified and recommended prior to 31 March 2011, being the Diamondback prospect. This prospect has yet to be drilled.

Ms Lamont – Chief Financial Officer

Effective 1 January 2011, Ms Lamont has been retained by the Company to act as the Vice President – Finance and Chief Financial Officer for a period of three years with an option to extend the contract for an additional three years. As of 1 January 2012, the contract allows for total compensation of $266,700 (cash and non cash benefits).

Mr Gralla – Vice President Engineering

Effective 1 January 2011, Mr Gralla has been retained by the Company to act as the Vice President – Engineering for a period of three years with an option to extend the contract for an additional three years. As of 1 January 2012, the contract allows for total compensation of $290,000 (cash and non cash benefits).

D	Company Performance

The Company’s performance is reflected in the movement in the Company’s earnings/(loss) per share (EPS) over time. The graph below shows Samson Oil & Gas Limited’s basic EPS history for the past five years, including the current period as well as the average share price quoted from the ASX.

EPS for the years ended 30 June 2013, 2012, 2011, 2010 and 2009 has been measured based on the net (loss)/profit as calculated by the application of Australian Accounting Standards.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

AUDITORS INDEPENDENCE DECLARATION

for the year ended 30 June 2013

Voting and comments made at the company’s 2012 Annual General Meeting

At the Company’s 2012 Annual General Meeting, greater than 25% of eligible votes were against the remuneration report.

The Directors of Samson Oil & Gas Limited take seriously the need to ensure that executive remuneration achieves an appropriate balance between the interests of shareholders and retain management who have the skills and expertise necessary to drive the company forward.

In accordance with best practice the Board has in place a Compensation Committee with responsibility for developing and implementing remuneration policy in line with the principles contained in this report.

In respect of the Remuneration Report for 2012, it should be noted that the company did not receive any questions related to the report either before or at the AGM. The company’s remuneration practices and report structure had not changed from the previous year, when the “no vote” was on 6.58%.

In the Board’s view, the large increase in “no votes”: in relation to the Remuneration Report was more likely to represent a protest vote in relation to the performance of the Company’s share price in difficult equity markets, than genuine expression of dissatisfaction with the company’s remuneration structure of reporting.

Notwithstanding this, the Board has, consistent with best practice and its obligations under the Corporations Act, requested the Compensation Committee to again consider the appropriateness of the company’s remuneration structure. The Committee, having had regard to a number of factors including the size of the company, the nature of its operations and conditions in the executive employment market pertaining to its industry, had confirmed its view that the company’s remuneration structure if reasonable and appropriate.

CORPORATE STRUCTURE

Samson Oil & Gas Limited is a Company limited by shares that is incorporated and domiciled in Australia.

EMPLOYEES

The Consolidated Entity employed 13 employees at 30 June 2013 (2012: 13 employees).

LIKELY DEVELOPMENTS AND EXPECTED RESULTS

The likely developments of the Consolidated Entity during the next financial year involve the ongoing principal activities of oil and gas exploration, development and production in the United States of America.

The Consolidated Entity plans to pursue three objectives.

1)	The appraisal and development of acreage in the Hawks Springs Project, Goshen County, Wyoming
2)	The appraisal and development of acreage in the Rainbow Project in Williams County, North Dakota and
3)	The continued production of the Company’s North Stockyard project and development of proved undeveloped locations in the North Stockyard project.

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

Other than the changes mentioned above in the operating review or below in significant events after balance date, there has not been any matter or circumstance that has occurred during the year or that has arisen since the end of the financial year that has significantly affected, or may significantly affect:

•	the operations;
•	the results of those operations;
•	or the state of affairs of the Consolidated Entity in subsequent financial years.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

AUDITORS INDEPENDENCE DECLARATION

for the year ended 30 June 2013

ENVIRONMENTAL REGULATIONS AND PERFORMANCE

The Consolidated Entity has various permits and licenses to operate in different states within the United States of America.

There have been no significant known breaches of the Consolidated Entity’s licence or permit conditions during the year ended 30 June 2013.

DIRECTORS’ MEETINGS

The numbers of meetings of the Company’s board of Directors and of the Audit Committee held during the year ended 30 June 2013, and the numbers of meetings attended by each director were:

	Full meetings of Directors		Audit Committee Meetings		Compensation Committee
	Meetings attended	No. of Meetings held while in office	Meetings attended	No. of Meetings held while in office	Meetings attended	No. of Meetings held while in office
T.M. Barr	25	24	***	***	***	***
D. Craig	25	25	5	5	5	5
K. Skipper	25	24	5	5	5	5
V. Rudenno	25	25	5	5	5	5

*** Not a member of the Audit Committee or Compensation Committee

INDEMNIFICATION AND INSURANCE OF DIRECTORS

During the financial year, the Consolidated Entity incurred a premium of $112,000 (2012: $93,000) to insure Directors and officers of the Consolidated Entity.

The liabilities insured include costs and expenses that may be incurred in defending civil or criminal proceedings that may be brought against the officers in their capacity as officers of the Consolidated Entity, and any other payments arising from liabilities incurred by the officers in connection with such proceedings. This does not include such liabilities that arise from conduct involving a wilful breach of duty by the officers or the improper use by the officers of their position or of any information to gain advantage for themselves or someone else or to cause detriment to the Company. It is not possible to apportion the premium between amounts relating to insurance against legal costs and those relating to other liabilities.

CORPORATE GOVERNANCE

The Directors of Samson Oil & Gas Limited aspire to maintain the standards of corporate governance appropriate to the size of the Company. The Company’s corporate governance statement is contained within the next section of this report.

AUDIT COMMITTEE

The members of the Audit Committee during the year were Dr Victor Rudenno, Dr DeAnn Craig and Mr Keith Skipper.

See detail under Directors Meetings for details of Audit Committee meetings attended by the Directors.

SIGNIFICANT EVENTS AFTER THE BALANCE DATE

Drilling Billabong, North Stockyard Project, North Dakota

Subsequent to year end, the Consolidated Entity drilled its second well in its infill North Stockyard project, Billabong. Operational difficulties were encountered during the drilling of this well and it is currently awaiting a workover operation prior to being fracture stimulated. This workover is expected to be completed following the fracture stimulation and flowback of Sail and Anchor.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

AUDITORS INDEPENDENCE DECLARATION

for the year ended 30 June 2013

Sale of a portion of North Stockyard, undeveloped acreage

In August 2013 the Consolidated Entity divested half its equity position in the undeveloped acreage in the North Stockyard project to Slawson Exploration Company Inc. for up to $5.562 million in cash and other consideration. The Consolidated Entity retained our full interest in in the currently producing wells in the North Stockyard field. As a consequence of the transaction the rig contract with Frontier was also terminated, with no penalty payment. Slawson are now the operator of the project going forward for the development of the undeveloped acreage.

Along with the undeveloped acreage, we have also transferred 25% working interest in the drilled but not yet completed Billabong and Sail and Anchor wells. The cash portion of the purchase price is subject to the delivery of a useable well bore in Billabong, valued in the agreement at $0.9 million and other customary post closing adjustments.

Placement of shortfall associated with Rights Offering

In August 2013, Samson issued 318,452,166 ordinary shares to US and Australian institutional investors at 2.5 cents (Australian) each and 127,380,866 new options. The placement was a portion of the shortfall in the Rights Offering completed by Samson Oil and Gas Limited in May 2013. The options have an exercise price of 3.8 cents (Australian) and an expiry date of 31 March 2017. The placement raised approximately $6.7 million in cash, after expenses.

Drilling of Matson #3-1 well, South Prairie Project, North Dakota

In July 2013, the Matson #3-1 well (Samson’s working interest is 25%) was drilled to a depth of 4,825 feet before the joint venture partners decided to plug and abandon the well based on logging and show results. The data indicated that oil migrated through the Mission Canyon reservoir, evident by black asphaltic dead oil stain, but was not trapped in the targeted 420 acre 4-way structural closure. A new understanding of the timing of hydrocarbon migration with respect to formation of the Glenburn structural closures has been achieved from the Matson well data such that three new prospects located along the Prairie Salt edge appear more favorable for drilling.

Except for the above matters, no other matter or circumstance has arisen since 30 June 2013 that has significantly affected, or may significantly affect:

•	the Consolidated Entity’s operations in future financial years; or
•	the results of those operations in future financial years; or
•	the Consolidated Entity’s state of affairs in future financial years.

NON-AUDIT SERVICES

The Company may decide to employ the auditor on assignments additional to their statutory audit duties where the auditor’s expertise and experience with the Company are important.

No non-audit services were provided by PricewaterhouseCoopers during the year ended 30 June 2013 (2012: $6,000).

AUDITOR INDEPENDENCE

A copy of the auditor’s independence declaration as required under section 307C of the Corporations Act 2001 is set out on page 17.

Signed in accordance with a resolution of the Board of Directors.

Terence M. Barr

Director

Denver, Colorado

17 September 2013

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

AUDITORS INDEPENDENCE DECLARATION

for the year ended 30 June 2013

AUDITORS INDEPENDENCE DECLARATION

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CORPORATE GOVERNANCE STATEMENT

for the year ended 30 June 2013

CORPORATE GOVERNANCE STATEMENT

Samson Oil & Gas Limited (“the Company”) and the board are committed to achieving and demonstrating the highest standards of Corporate Governance. The Board continues to review the framework and practices to ensure they meet the interests of shareholders. The Company and its controlled entities together are referred to as the Consolidated Entity in this statement.

A description of the Consolidated Entity’s main corporate governance practice is set out below. All these practices, unless stated otherwise, were in place for the entire year. They comply with the August 2007 ASX Principles of Good Corporate Governance and Best Practice Recommendations.

Principle 1 – Lay solid foundations for management and oversight.

The relationship between the board and senior management is critical to the Consolidated Entity’s long term success. The Directors are responsible to the shareholders for the performance of the Consolidated Entity in both the short and longer term and seek to balance often competing objectives in the best interests of the Consolidated Entity as a whole. Their focus is to enhance the interests of the shareholders and other key stakeholders and to ensure the Consolidated Entity is properly managed.

The responsibilities of the Board include:

•	contributing to developing and approving the corporate strategy;
•	reviewing and approving business plans, the annual budget and financial plans including available resources and major capital expenditure initiatives;
•	overseeing and monitoring
•	organisational performance and the achievement of the Consolidated Entity’s strategic goals and objectives
•	compliance with Company’s code of conduct
•	progress of major capital expenditures and other significant corporate projects including acquisitions and divestitures
•	ensuring there are effective management processes in place and approving major corporate initiatives
•	overseeing the operation of the Company’s system for compliance and risk management
•	monitoring financial performance including the approval of the annual and half year financial reports and liaison with the Company’s auditors
•	appointment, performance assessment and, if necessary, removal of the Managing Director
•	ensuring appropriate resources are available to senior management.

Day to day management of the Company’s affairs and the implementation of the corporate strategy and policy initiatives are formally delegated by the Board to the Managing Director and senior executives.

The Board had not formalised a Diversity Policy due to the size of the Company, however the Company is committed to diversity and recognises the benefits arising from employee and board diversity and the importance of benefiting from all available talent. The Company operates a strictly non-discriminatory employment policy under which employees are recruited and promoted on the basis of merit alone without regard to gender, age, race, cultural background or ethnicity.

As a matter of record, the Consolidated Group currently employs 4 women fill-time (out of a total staff of 12), including Ms Robyn Lamont the Company’s Chief Financial Officer. In addition, Dr DeAnn Craig is one of three non-executive directors of the company.

Principle 2 – Structure the Board to add value

The board operates in accordance with the broad principles set out in its charter which is available from the corporate governance information section of the company’s website at www.samsonoilandgas.com. The charter details the board’s composition and responsibilities.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CORPORATE GOVERNANCE STATEMENT

for the year ended 30 June 2013

Board composition

The charter states:

•	The board is to be comprised of both executive and non-executive Directors with a majority of non-executive Directors. Non-executive Directors bring a fresh perspective to the board’s consideration to strategic, risk and performance matters
•	In recognition of the importance of independent views and the board’s role in supervising the activities of management, the Chair must be independent of management and all Directors are required to exercise independent judgement and review and constructively challenge the performance of management
•	The Chair is elected by the full board and is required to meet regularly with the Managing Director
•	The Company is to maintain a mix of Directors on the board from different backgrounds with complementary skills and experience.

The board seeks to ensure that:

•	At any point in time, its membership represents an appropriate balance between Directors with experience and knowledge of the Consolidated Entity and Directors with an external or fresh perspective
•	The size of the board is conducive to effective discussion and efficient decision-making.

Directors’ Independence

The board has adopted specific principles in relation to Directors’ independence. These state that when determining independence, a director must be a non-executive and the board should consider whether the Director:

•	Is a substantial shareholder of the Company or an officer or, or otherwise associated directly with, a substantial shareholder of the Company
•	Is or has been employed in an executive capacity by the Company or any other Consolidated Entity member within three years before commencing to serve on the board
•	Within the last year has been a principal of a material professional adviser or material consultant to the Company or any other Consolidated Entity member, or an employee materially associated with the service provided
•	Is a material supplier or customer of the Company or any other Consolidated Entity member, or an officer or otherwise associated directly or indirectly with a material supplier or customer
•	Has a material contractual relationship with the Company or a controlled entity other than as director of the Consolidated Entity
•	Is free from any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s independent exercise of their judgement.

“Materiality” for these purposes is determined on a qualitative basis. A transaction of any amount or a relationship is deemed material if knowledge of it may impact the shareholders’ understanding of the director’s performance.

Recent thinking on corporate governance has introduced the view that a Director’s independence may be perceived to be impacted by lengthy service on the board. To avoid any potential concerns, the board has determined that a director will not be deemed independent if he or she has served on the board of the Company for more than ten years. The board continues to monitor developments on this issue.

The board assess independence each year. To enable this process, the Directors must provide all information to the Chief Financial Officer that may be relevant to the assessment.

Board members

Details of the members of the board, their experience, expertise, qualifications, term of office and their independent status are set out in the Directors report under the heading “Directors”. At the date of signing the Directors’ report, there is one executive director and three non-executive Directors. All non-executive Directors are deemed to be independent.

Term of office

The Company’s Constitution specifies that all non-executive Directors appointed during the year, automatically retire at the next annual general meeting (“AGM”) and are eligible for re-election at that general meeting. Any director that has been appointed during the year and is subject to automatic retirement at the AGM is not taken into account in the automatic retirement of one third of the Directors as detail below.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CORPORATE GOVERNANCE STATEMENT

for the year ended 30 June 2013

At each AGM:

(a) one third (or if that is not a whole number, the whole number nearest to one third) of the Directors who are not:

(i)	appointed, and required to retire, as detailed above; or
(ii)	the Managing Director; or
(iii)	Directors only because they are Alternates; and

(b) any Director who would, if that Director remained in office until the next AGM, have held that office for more than 3 years must retire from office and is eligible for re-election.

Chair and Chief Executive Officer

The Chair is responsible for leading the board, ensuring Directors are properly briefed in all matters relevant to their role and responsibilities, facilitating board discussions and managing the board’s relationship with the Company’s senior executives. In accepting the position, the Chair has acknowledged that it will require a significant time commitment and has confirmed that other positions would not hinder his effective performance in the role of Chair.

The CEO is responsible for implementing the Consolidated Entity’s strategies and policies. The board charter specifies that these are separate roles to be undertaken by separate people. The CEO role is performed by the Managing Director.

Commitment

The board held 25 meetings (including those held by circulating resolution) during the year. The number of meetings of the Company’s board of Directors and of each board committee held during the year ended 30 June 2013, and the number of meetings attended by each director is disclosed on page 15.

It is the Company’s practice to allow its executive Directors to accept appointments outside the Company with prior written approval of the board. No appointments of this nature were requested during the year.

Prior to appointment or being submitted for re-election, each non-executive director is required to specifically acknowledge that they will have and continue to have the time available to discharge their responsibilities to the Company.

Independent professional advice

Directors and board committees have the right, in connection with their duties and responsibilities, to seek independent professional advice at the Company’s expense. Prior written approval of the Chair is required, but this will not be unreasonably withheld.

Performance assessment

In order to ensure that the board continues to discharge its responsibilities in an appropriate manner, the performance of all Directors is reviewed annually by the Chair. Directors whose performance is unsatisfactory are asked to retire. The board has not formally documented the results of performance evaluations to date.

Board committees

The board has established an Audit Committee to assist in the execution of the supervision of the audit by the Board. Effective 28 July 2011, the Board also formed a Compensation Committee to assist in the Board in its responsibility in relation to the compensation of the Consolidated Entity’s executive officers and Directors.

Audit Committee

The Audit Committee consists entirely of independent Directors, being Dr. DeAnn Craig, Mr. Keith Skipper and Dr. Victor Rudenno. The Audit Committee operates in accordance with a formal written charter, a copy of which is available on the Company’s website. This committee oversees, reviews and acts on reports to the board on various auditing and accounting matters, selects the independent auditors and oversees the scope of annual audits, fees to be paid to the independent auditors, the performance of the independent auditors and our accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CORPORATE GOVERNANCE STATEMENT

for the year ended 30 June 2013

It is the board’s responsibility to ensure that an effective internal control framework exists within the entity. This includes internal controls to deal with both the effectiveness and efficiency of significant business processes. This also includes the safeguarding of assets, the maintenance of proper accounting records, and the reliability of financial information.

Nomination Committee

The Company does not have a formally appointed Nomination Committee, as the Directors believe the size of the Company’s operations does not warrant the establishment of such a committee.

Principle 3 – Promote ethical and responsible decision making

Code of Conduct

The Company has developed a Code of Conduct (“the Code”) which has been fully endorsed by the board and applies to all Directors and employees. The Code is regularly reviewed and updated as necessary to ensure it reflects the highest standards of behaviour and professionalism and the practices necessary to maintain confidence in the Consolidated Entity’s integrity and to take into account legal obligations and reasonable expectations of the Company’s stakeholders.

In summary, the Code requires that at all times all Company personnel act with the utmost integrity, objectivity and in compliance with the letter and the spirit of the law and Company policies.

The purchase and sale of Company securities by Directors and employees is only permitted during non-black out periods. Black out periods are defined in the Company’s Insider Trading Policy. Any transactions undertaken must be notified to the CEO or CFO prior to being entered into.

The Code and the Company’s trading policy is discussed with each new employee. Further training is periodically provided and all employees are asked to sign an annual declaration confirming their compliance with the Code and trading policy.

The Code requires employees who are aware of unethical practices with the Consolidated Entity or breaches of the Company’s trading policy to report these using the Company’s whistleblower program.

The Directors are satisfied that the Consolidated Entity has complied with its policies on ethical standards, including trading in securities.

A copy of the Code and the Insider Trading Policy are available on the Company’s website.

Principle 4 – Safeguard integrity in financial reporting

Audit Committee

The Audit Committee consists of the following non-executive Directors:

D. Craig

K. Skipper

V. Rudenno

Details of these Directors’ qualifications and attendance at Audit Committee meetings are set out in the Directors report on pages 2, 3 and 15.

All members of the Audit Committee are financially literate and have an appropriate understanding of the oil and gas industry. Dr Rudenno is deemed to be the financial expert.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CORPORATE GOVERNANCE STATEMENT

for the year ended 30 June 2013

The Audit Committee operates in accordance with a charter which is available on the Company’s website. The main responsibilities of the committee are to:

•	review, assess and approve the Annual Report, Form 10K, the half-year financial report and all other financial information published by the Company or released to the market
•	assist the board in reviewing the effectiveness of the organisation’s internal control environment covering:
•	effectiveness and efficiency of operations
•	reliability of financial reporting
•	compliance with applicable laws and regulations
•	oversee the effective operation of the risk management framework
•	recommend to the board the appointment, removal and remuneration of the external auditors and review the terms of their engagement, the scope and quality of the audit and assess performance
•	consider the independence and competence of the external auditor on an on-going basis
•	review and approve the level of non-audit services provided by the external auditors and ensure it does not adversely impact on auditor independence
•	review and monitor related party transactions and assess their propriety
•	report to the board on matters relevant to the committee’s role and responsibilities.

In fulfilling its responsibilities, the Audit Committee:

•	receives regular reports from management and the external auditors
•	meets with external auditors at least twice a year, or more frequently if necessary
•	reviews the processes the CEO and CFO have in place to support their certifications to the board
•	reviews any significant disagreements between the auditors and management, irrespective of whether they have been resolved
•	is given the opportunity to meet with external auditors without the presence of management if required
•	provides the external auditors with a clear line of communication at any time to the either the audit committee or the Chair of the board.

The Audit Committee has authority, within the scope of its responsibilities, to seek any information it requires from any employee or external party.

External auditors

The Company’s and Audit Committee’s policy is to appoint external auditors who clearly demonstrate quality and independence. The performance of the external auditor is reviewed annually and applications for tender of external audit services are requested as deemed appropriate, taking into consideration assessment of performance, existing value and tender costs. The external audit was put to tender in 2008 with PricewaterhouseCoopers being appointed external auditors in October 2008. It is PricewaterhouseCoopers policy to rotate audit engagement partners on listed companies at least every five years.

An analysis of fees paid to the external auditors, including a break-down of fees for non-audit services, is provided in the Directors’ report and in Note 21 to the financial statements. It is the policy of the external auditors to provide an annual declaration of their independence to the Audit Committee.

The external auditor will attend the AGM and be available to answer shareholder questions about the conduct of the audit and the preparation and content of the audit report.

Principle 5 and 6 – Make timely and balanced disclosures and respect the rights of shareholders

The Company recognises the importance of ensuring its continuous disclosure requirements are met, and has procedures in place to ensure this happens, however has not formally documented them.

The Company Secretary has been nominated as the person responsible for communications with the Australian Securities Exchange (“ASX”). This role includes responsibility for ensuring compliance with the continuous disclosure requirements in the ASX Listing Rules and overseeing and co-ordinating information disclosure to the ASX, analysts, brokers, shareholders, the media and the public.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CORPORATE GOVERNANCE STATEMENT

for the year ended 30 June 2013

All information disclosed to the ASX is posted on the Company’s website as soon as it is disclosed to the ASX. When analysts are briefed on aspects of the Consolidated Entity’s operations, the material used in the presentation is released to the ASX and posted on the Company’s website. Procedures have also been established for reviewing whether any price sensitive information has been inadvertently disclosed and, if so, this information is also immediately released to the market.

From 30 June 2009, shareholders could elect whether or not they wished to receive a hard copy of the Annual Report. A copy of the Annual Report is sent to all shareholders who elected to receive one. All shareholders receive the Notice of Meeting for the Company’s Annual General Meeting.

The Company actively promotes communication with shareholders through a variety of measures, including the use of the Company’s website and email. The Company’s reports and ASX announcements may be viewed and downloaded from its website: www.samsonoilandgas.com or the ASX website: asx.com.au under ASX code “SSN”. The Company also maintains an email list for the distribution of the Company’s announcements via email in a more timely manner.

Principle 7- Recognise and manage risk

The board, through the Audit Committee, is responsible for ensuring there are adequate policies in relation to risk management, compliance and internal control systems. In summary, the Company policies are designed to ensure strategic, operational, legal, reputational and financial risks are identified, assessed, effectively and efficiently managed and monitored to enable achievement of the Consolidated Entity’s business objectives.

Considerable importance is placed on maintaining a strong control environment. There is an organisation structure with clearly drawn lines of accountability and delegation of authority. Adherence to the Code of Conduct is required at all times and the board actively promotes a culture of quality and integrity. The Company has an Enterprise Risk Policy though a formal Risk Management Committee has not been established. The Company believes that the regular communication between senior management and the board ensures that risks are identified and dealt with, when appropriate, in a timely manner.

Environmental Risk System

The Company recognises the importance of environmental risk management and is committed to the highest level of sound environmental management. The Company has established best practice environmental policies for those fields that it operates and seeks to ensure the operators of its non-operated properties operate in an environmentally sound manner.

Corporate reporting

The Managing Director and CFO have made the following certifications to the board:

•	that the Company’s financial reports are complete and present a true and fair view, in all material respects, of the financial condition and operational results of the Consolidated Entity and are in accordance with relevant Accounting Standards
•	that the above statement is founded on a sound system of risk management and internal compliance and control which implements the policies adopted by the board and that the Company’s risk management and internal compliance and control is operating efficiently and effectively in all material respects in relation to financial reporting risks.

Principle 8 – Remunerate fairly and responsibly

A Compensation Committee was formed on 28 July 2011. The Compensation Committee is responsible for determining and reviewing compensation arrangements for the Directors. Further detail in relation to the Company’s remuneration policies can be found in the Remuneration Report included within the Directors’ Report.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CORPORATE GOVERNANCE STATEMENT

for the year ended 30 June 2013

Members of the senior executive team sign a formal employment contract at the time of their appointment covering a range of matters including their duties, rights, responsibilities and any entitlements on termination. The standard contract refers to a specific formal job description.

Further information on Directors’ and executives’ remuneration, including principles used to determine remuneration, is set out in the Directors’ report under the heading “Remuneration report”.

The board also assumes responsibility for overseeing management succession planning.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

for the year ended 30 June 2013

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

		Consolidated Entity
	Note	2013	2012
		$	$

Revenue from operations
Sale of oil and gas	3 (a)	5,804,107	8,385,799
Finance income	3 (a)	253,682	355,357
Total Revenue		6,057,789	8,741,156

Cost of Sales		(5,395,734)	(5,412,135)

Gross Profit		662,055	3,329,021

Other Income	3 (a)	211,736	58,598

Exploration and evaluation expense	3 (f)	(7,929,204)	(30,523,923)
General and administrative expenses	3 (b)	(6,378,564)	(7,795,621)
Impairment expense	3 (e)	(389,524)	(816,188)
Finance costs	3 (c)	(49,117)	(32,763)

Loss before income tax		(13,872,618)	(35,780,876)

Income tax benefit	4	2,034,992	4,709,437

Loss after income tax from continuing operations		(11,837,626)	(31,071,439)
Net loss for the year attributable to owners of Samson Oil & Gas Limited	15	(11,837,626)	(31,071,439)

Other comprehensive expense
Item that may be classified to profit and loss
Currency translation differences		(794,510)	(317,035)
Total comprehensive expense for the year attributable to the owners of Samson Oil & Gas Limited		(12,632,136)	(31,388,474)

Basic loss per share (cents) from continuing operations attributable to ordinary equity holds of the Company	23	(0.61)	(1.77)
Diluted loss per share (cents)	23	(0.61)	(1.77)

Basic loss per share for profit attributable to the ordinary equity holders of the company	23	(0.61)	(1.77)
Diluted loss per share (cents)	23	(0.61)	(1.77)

The above Consolidated Statement of Comprehensive Income should be read in conjunction with the accompanying notes.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CONSOLIDATED BALANCE SHEET
As at 30 June 2013

CONSOLIDATED BALANCE SHEET

		Consolidated Entity
	Note	2013	2012
		$	$

Current assets
Cash and cash equivalents	6	13,170,627	18,845,894
Trade and other receivables	7	3,081,011	1,288,161
Pipe inventory		78,943	78,943
Tax receivable		777,804	4,348,456
Prepayments	8	411,113	344,108
Total current assets		17,519,498	24,905,562

Non-current assets
Other receivables	7	79,490	99,961
Plant and equipment	9	367,657	448,061
Exploration and evaluation assets	10	14,831,749	16,380,277
Oil and gas properties	11	18,801,422	12,876,299
Total non-current assets		34,080,318	29,804,598
Total assets		51,599,816	54,710,160

Current liabilities
Trade and other payables	12	6,918,144	6,655,267
Total current liabilities		6,918,144	6,655,267

Non-current liabilities
Borrowings		-	7,322
Provisions	13	1,333,095	1,279,211
Total non-current liabilities		1,333,095	1,286,533
Total Liabilities		8,251,239	7,941,800

Net assets		43,348,577	46,768,360

Equity

Contributed equity	14	86,608,255	77,557,896
Accumulated losses	15	(50,428,555)	(38,590,929)
Reserves	14	7,168,877	7,801,393
Total equity		43,348,577	46,768,360

The above Consolidated Balance Sheet should be read in conjunction with the accompanying notes.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CONSOLIDATED CASH FLOW STATEMENT
for the year ended 30 June 2013

CONSOLIDATED CASH FLOW STATEMENT

		Consolidated Entity
	Note	2013	2012
		$	$

Cash flows from operating activities
Receipts from customers		6,301,239	8,778,983
Cash received from commodity derivative financial instruments		-	38,508
Payments to suppliers & employees		(9,952,928)	(9,296,930)
Interest received		253,000	355,945
Income taxes refund received		5,581,000	2,943,975
Net cash flows from operating activities	19	2,182,311	2,820,481

Cash flows from investing activities
Payments for furniture and fittings		(24,000)	(189,599)
Payments for plant & equipment		(1,140,502)	(472,105)
Payments for exploration and evaluation		(11,253,246)	(39,987,483)
Payments for oil and gas properties		(4,987,376)	(2,083,096)
Net cash flows used in investing activities		(17,405,124)	(42,732,283)

Cash flows from financing activities
Proceeds from issue of share capital		9,409,452	632,101
Payments for costs associated with capital raising		(359,093)	-
Net cash flows from financing activities		9,050,359	632,101

Net decrease in cash and cash equivalents		(6,172,454)	(39,279,701)
Cash and cash equivalents at the beginning of the financial year		18,845,894	58,448,477

Effects of exchange rate changes on cash and cash equivalents		497,187	(322,882)
Cash and cash equivalents at end of year		13,170,627	18,845,894

The above Consolidated Cash Flow Statement should be read in conjunction with the accompanying notes.

Samson Oil & Gas Limited	Financial Statements – 30 June 2013

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
for the year ended 30 June 2013

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to equity holders of the parent
CONSOLIDATED	Contributed Equity	Accumulated Losses	Foreign Currency Translation Reserve	Equity Reserve	Share Based Payments Reserve	Total Equity
	$	$	$	$	$	$
Balance at 1 July 2011	76,925,795	(7,519,490)	4,187,574	(1,097,780)	4,036,193	76,532,292
Loss for the year	-	(31,071,439)	-	-	-	(31,071,439)
Other comprehensive expense	-	-	(317,035)	-	-	(317,035)
Total comprehensive expense for the year	-	(31,071,439)	(317,035)	-	-	(31,388,474)
Transactions with owners in their capacity as owners:
Options vested	-	-	-	-	992,441	992,441
Issue of share capital	632,101	-	-	-	-	632,101
Balance at 30 June 2012	77,557,896	(38,590,929)	3,870,539	(1,097,780)	5,028,634	46,768,360

Balance at 1 July 2012	77,557,896	(38,590,929)	3,870,539	(1,097,780)	5,028,634	46,768,360
Loss for the year	-	(11,837,626)	-	-	-	(11,837,626)
Other comprehensive expense	-	-	(794,510)	-	-	(794,510)
Total comprehensive expense for the year	-	(11,837,626)	(794,510)	-	-	(12,632,136)
Transactions with owners in their capacity as owners:
Options vested	-	-	-	-	161,994	161,994
Issue of share capital	9,409,452	-	-	-	-	9,409,452
Share issue costs	(359,093)	-	-	-	-	(359,093)
Balance at 30 June 2013	86,608,255	(50,428,555)	3,076,029	(1,097,780)	5,190,628	43,348,577

The above statement of Consolidated Changes in Equity should be read in conjunction with the accompanying notes.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	CORPORATE INFORMATION

The financial statements of the Company for the year ended and as at 30 June 2013 were authorised for issue in accordance with a resolution of the Directors on 16 September 2013. The financial statements include the financial statements for the Consolidated Entity comprised of Samson Oil & Gas Limited and it’s subsidiaries, referred to hereafter as the Consolidated Entity.

Samson Oil & Gas Limited is a Company limited by shares incorporated in Australia whose shares are publicly traded on the Australian Securities Exchange. Samson also trades an American Depository Share (“ADS”) on NYSE AMEX under the symbol "SSN". Each ADS represents 20 fully paid Ordinary Shares of Samson.

The nature of the operations and principal activities of the Consolidated Entity are described in Note 18 Segment Reporting.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies adopted in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless stated otherwise.

Basis of preparation

These general purpose financial statements have been prepared in accordance with Australian Accounting Standards and Interpretations issued by the Australian Accounting Standards Board and the Corporations Act 2001.

Statement on liquidity, capital resources and capital requirements

The Group has cash and cash equivalents of $13.17 million as at 30 June 2013 (2012 - $18.85 million) and a working capital surplus of $10.54 million (2012 - $18.25 million). The Consolidated Entity’s primary use of capital resources has been the exploration and development of existing projects. The Consolidated Entity has no obligation to execute exploration activities within a set timeframe and therefore has the ability to select the timing of these activities as long as the minimum amounts required to retain tenure are met. Refer to Note 16 for further information on these commitments. Accordingly, the Consolidated Entity’s actual capital expenditure can be accelerated or decelerated largely at its discretion.

Cash balances and ongoing cash generated from current operations may place limits on the entity’s ability to facilitate further necessary development of existing exploration and development projects. Therefore the Consolidated Entity must extend or secure sufficient funding through renewed or additional borrowings, equity raising and or asset sales to enable sufficient cash to be available to further its development plans. The entity has been successful in raising $6.7 million (net of expenses) of additional equity post balance date (see Note 26). The Directors expect that the Consolidated Entity will be able to secure the necessary ongoing financing through one, or a combination of, the aforementioned alternatives. Accordingly, these consolidated financial statements have been prepared on a going concern basis in the belief that the Consolidated Entity will realise its assets and settle its liabilities and commitments in the normal course of business and for at least the amounts stated, for a period not less than one year from the date of signing the financial report.

Historical cost convention

These financial statements have been prepared under the historical cost convention, except for derivative instruments, which have been measured at fair value.

Critical accounting estimates

The preparation of financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of the applying the Consolidated Entity’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are discussed at d) below.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

a)	Compliance Statement

The consolidated financial statements of the Consolidated Entity also comply with International Financial Reporting Standards (IFRS) as issued by International Accounting Standards Board (IASB).

b)	New accounting standards adopted by the Consolidated Entity

None of the new standards and amendments to standards that are mandatory for the first time for the financial year beginning 1 July 2012 affected any of the amounts recognised in the current period or any prior period and are not likely to affect future periods.

c)	Principles of Consolidation

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries of Samson Oil & Gas Limited (“parent entity” or “Company”) as at 30 June 2013 and the results of all subsidiaries for the year then ended.

Subsidiaries are all those entities over which the Consolidated Entity has the power to govern the financial and operating policies, generally accompanying a shareholding of more than one-half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Consolidated Entity controls another entity.

Subsidiaries are fully consolidated from the date on which control is transferred to the Consolidated Entity. They are deconsolidated from the date that control ceases.

The acquisition method of accounting is used to account for the acquisition of subsidiaries by the Consolidated Entity (refer to Note 2 (bb)).

All intercompany balances and transactions, including unrealised profits arising from intra-group transactions, have been eliminated in full. Unrealised losses are eliminated unless costs cannot be recovered.

The financial statements of subsidiaries are prepared for the same reporting period as the parent entity, using consistent accounting policies.

Minority interests not held by the Consolidated Entity are allocated their share of net profit after tax in the profit and loss and are presented within equity in the Consolidated Balance Sheet, separately from parent shareholders’ equity.

The Consolidated Entity treats transactions with non-controlling interests that do not result in a loss of control as transactions with equity owners of the Consolidated Entity. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling interests and any consideration paid or received is recognised in a separate reserve within equity attributable to owners of Samson Oil & Gas Limited.

When the Consolidated Entity ceases to have control, joint control or significant influence, any retained interest in the entity is remeasured to its fair value with the change in carrying amount recognised in profit or loss. The fair value is the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, jointly controlled entity or financial asset. In addition, any amounts previously recognised in other comprehensive income in respect of that entity are accounted for as if the Consolidated Entity had directly disposed of the related assets or liabilities. This may mean that amounts previously recognised in other comprehensive income are reclassified to profit or loss.

If the ownership interest in a jointly-controlled entity or an associate is reduced but joint control or significant influence is retained, only a proportionate share of the amounts previously recognised in other comprehensive income are reclassified to profit or loss where appropriate.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

d)	Significant accounting judgments, estimates and assumptions

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that may have a financial impact on the entity and that are believed to be reasonable under the circumstances.

Critical judgements in applying the entity’s accounting policies

Management has identified the following critical accounting policies for which significant judgments, estimates and assumptions are made. Actual results may differ from these estimates under different assumptions and conditions and may materially affect financial results of the financial position reported in future periods. Further details of the nature of these assumptions and conditions may be found in the relevant notes to the financial statements.

Exploration and evaluation

The Consolidated Entity’s accounting policy for exploration and evaluation is set out in Note 2 (q). The application of this policy necessarily requires management to make certain estimates and assumptions as to future events and circumstances, in particular the assessment of whether economic quantities of reserves have been found. Any such estimates and assumptions may change as new information becomes available. If, after having capitalised expenditure under our policy, we conclude that we are unlikely to recover the expenditure by future exploitation or sale, then the relevant capitalised amount will be written off to the profit and loss.

When assessing whether deferred exploration expenditure should be carried forward from the prior year the Consolidated Entity reviews each project on an individual basis, taking into account, but not limited, to the ongoing activity in relation to that field, including any new agreements or contracts entered into during the year and the Consolidated Entity’s near future plans for the field or prospect.

The Consolidated Entity believes that exploration expenditures are incurred with the intent of making further investment decisions and are not directly related to the revenue producing activities of the Consolidated Entity and are therefore more appropriately presented as investing activities.

Critical accounting estimates and assumptions

The carrying amounts of certain assets and liabilities are often determined based on estimates and assumptions of future events. The resulting accounting estimates will, by definition, seldom equal the related actual results. The key estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next annual reporting period are:

Share-based payment transactions

The Consolidated Entity measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. The fair value is determined using a Black-Scholes option pricing model.

The value of equity-settled transactions with other service providers, excluding employees, are measured based on the value of the service received by the Consolidated Entity. If a value for this cannot be reasonably measured, the value will be measured by reference to the fair value of the equity instruments at the date services are provided. The Consolidated Entity also uses a Black-Scholes option pricing model to determine this fair value, where appropriate.

Impairment of assets

In determining the recoverable amount of assets, in the absence of quoted market prices, estimations are made regarding the present value of future cash flows using asset specific discount rates. For oil and gas properties, expected future cash flow estimation is based on proved and probable reserves, future production profiles, commodity prices and costs. The estimates of future cash flows are made as at each balance date, using the price estimates from the forward curve as at that date. The impact of future income taxes has not been considered in the future cash flows as to date, the Consolidated Entity has been able to use carry forward tax losses to offset any tax payable. This position is reviewed each balance date and will adjusted when it is probable that the Consolidated Entity’s tax losses are no longer sufficient to offset tax payable.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

Restoration obligations

The Consolidated Entity estimates the future removal costs of oil and gas wells and production facilities at the time of installation of the assets. In most instances, the removal of assets will occur many years into the future. This requires judgmental assumptions regarding removal data, future environmental legislation, and the extent of reclamation activities required the engineering methodology for estimating future cost, future removal technologies in determining the removal cost, and liability specific discount rates to determine the present value of these cash flows. For more detail regarding the policy in respect of the provision for restoration refer to Note 2 (v). The discount rate used to determine the present value of the cash flows was 5.25% (2012:5.25%).

Reserves estimates

Estimates of recoverable quantities of proven and probable reserves, that are used to review the carrying value of oil and gas properties, include assumptions regarding commodity prices, exchange rates, discount rates, and production and transportation costs for future cash flows. It also requires interpretation of complex and difficult geological and geophysical models in order to make an assessment of the size, shape, depth and quality of reservoirs and their anticipated recoveries. The economic, geological and technical factors used by the Consolidated Entity to estimate reserves may change from period to period. Changes in reserves can impact asset carrying values, the provision for restoration and the recognition of deferred tax assets, due to changes in estimated future cash flows. Reserves are integral to the amount of depreciation, depletion, amortisation and impairment charged to the profit and loss.

The impairment expense recognised in the Consolidated Statement of Comprehensive Income is $389,524 (2012: $816,188). In the current year, a change in the discount rate or commodity price used in the Reserve Report would not have impacted the impairment expense recognised materially as the majority of the impairment expense relates to wells which have no reserves and therefore have been written down to nil.

Reserve estimates are prepared by internal engineers and external independent third parties in accordance with guidelines prepared by the Society of Petroleum Engineers. The reserve estimates as at 30 June 2013 and 30 June 2012 were prepared by independent reserve engineers, Ryder Scott Company.

Units of production method of depreciation and amortisation

The Consolidated Entity applies the units of production method for depreciation of its oil and gas properties and assets based on hydrocarbons produced. These calculations require the use of estimates and assumptions. Significant judgment is required in assessing the available reserves and future production associated with the assets to be depreciated under this method. Factors that must be considered in determining reserves and future production are the Company’s history of exploiting reserves and the relevant time frames, markets and future developments. When these factors change or become known in the future, such differences will impact pre-tax profit and carrying values of assets. It is impracticable to quantify the effect of these changes in these estimates and assumptions in future periods. The reassessment of rates occurs at 31 December and 30 June each and is performed consistently from period to period.

e)	Revenue Recognition

Revenue is recognised and measured at the fair value of the consideration received or receivable to the extent it is probable that the economic benefits will flow to the Consolidated Entity and the revenue can be reliably measured. Amounts disclosed as revenue are net of rebates and amounts collected on behalf of third parties.

The following specific recognition criteria must also be met before revenue is recognised:

Sale of oil and gas

Revenue is recognised when the significant risks and rewards of ownership of the product have passed to the buyer and the amount of revenue can be measured reliably. Risks and rewards are considered to have passed to the buyer at the time of delivery of the product to the customer.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

Gas imbalances occur when the Consolidated Entity sells more or less than its entitled ownership percentage of total gas production. Any amount received in excess of the Consolidated Entity’s share is treated as a liability. If the Company receives less than its entitled share, the underproduction is recorded as a receivable.

Interest income

Revenue is recognised as the interest accrues using the effective interest method. This is a method of calculating the amortised cost (including allowances for impairment) of a financial asset and allocating the interest income over the relevant period using the effective interest rate, which is the rate that exactly discounts estimates of future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

Dividend income

Revenue is recognised when the Consolidated Entity’s right to receive the payment is established.

f)	Borrowing Costs

Borrowing costs are recognised as an expense when incurred unless they relate to a qualifying asset being constructed. In that case they are capitalised during the period required to complete and prepare the asset for intended use or sale.

g)	Leases

The determination of whether an arrangement is or contains a lease is based on the substance of the arrangement and requires an assessment of whether the fulfilment of the arrangement is dependent on the use of a specific asset or assets and whether the arrangement conveys a right to use the asset.

Consolidated Entity as lessee

Finance leases, which transfer to the Consolidated Entity substantially all the risks and benefits incidental to ownership of the leased item, are capitalised at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognised as an expense in profit or loss.

Capitalised leased assets are depreciated over the shorter of the estimated useful life of the asset and the lease term if there is no reasonable certainty that the Consolidated Entity will obtain ownership by the end of the lease term.

Operating lease payments are recognised as an expense in the profit and loss on a straight line basis over the lease term. Operating lease incentives are recognised as a liability when received and subsequently reduced by allocating lease payments between rental expense and reduction of the liability.

h)	Cash and cash equivalents

Cash and cash equivalents in the balance sheet comprise cash at bank and in hand and short-term deposits with an original maturity of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

For the purposes of Consolidated Cash Flow Statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts. Bank overdrafts are included within borrowings in current liabilities on the balance sheet.

Cash and cash equivalents exclude restricted cash.

i)	Restricted cash

The Consolidated Entity may be required to place funds with third parties as bonds for environmental restoration. These bonds are carried as non-current receivables when the release of cash is not expected to occur within twelve months. The bonds are represented by cash and are valued as cash.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

j)	Trade and other receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest rate method, less provision for impairment. Trade receivables are generally due for settlement within 30-90 days. They are presented as current assets unless collection is not expected for more than 12 months from reporting date.

Collectability of trade receivables is reviewed on an ongoing basis. Debts that are known to be uncollectible are written off by reducing the carrying amount directly. An allowance account (provision for impairment of trade receivables) is used when there is objective evidence that the Consolidated Entity will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties in the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments (more than 60 days overdue) are considered indicators that the trade receivable is impaired. The amount of the impairment allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. Cash flows relating to short-term receivables are not discounted if the effect of discounting is immaterial.

The amount of the impairment loss is recognised in profit and loss within other expenses. When a trade receivable for which an impairment allowance had been recognised becomes uncollectible in a subsequent period, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against other expenses in profit and loss.

k)	Prepayments

Prepayments relate to certain goods and services whereby the payment has been made and the resultant benefit is derived over future periods.

l)	Foreign currency translation

(i) Functional and presentation currency

The functional currency of Samson Oil & Gas Limited is Australian Dollars. The functional currency of Samson Oil & Gas USA, Inc and Samson Oil and Gas USA Montana, Inc is United States Dollars. The presentation currency of the Consolidated Entity is United States Dollars.

(ii)Transaction and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss, except when they are deferred in equity as qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the profit and loss, within finance costs. All other foreign exchange gains and losses are presented in the profit and loss on a net basis within other income or other expenses.

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognised in profit or loss as part of the value gain or loss and translation differences on non-monetary assets such as equities classified as available-for-sale financial assets are recognised in other comprehensive income.

(iii) Translation of Consolidated Entity functional currency to presentation currency

The results and financial position of Consolidated Entity entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

•	Income and expense for each profit and loss are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on transaction dates, in which case income and expenses are translated at the dates of the transactions)
•	Equity is translated at the historical exchange rate that approximates the rate in effect at the date of the transaction, and
•	All resulting exchange differences are recognised in other comprehensive income.

On consolidation, exchange differences arising from the translation of any net investment in foreign entities, and of borrowings and other financial instruments designated as hedges of such investments, are taken to shareholders’ equity. When a foreign operation is sold or any borrowings forming part of the net investment are repaid, a proportionate share of such exchange differences are recognised in profit and loss, as part of the gain or loss on sale where applicable.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entities and translated at the closing rate.

m)	Income tax

The income tax expense or benefit for the period is the tax payable on the current period’s taxable income based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses.

The current income tax charge is calculated on the basis of the tax rates and laws enacted or substantively enacted at the end of the reporting period in the countries where the company’s subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit nor loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the reporting date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Current tax assets and tax liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously.

Current and deferred tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

n)	Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of associated GST, unless the GST incurred is not recoverable from the taxation authority. In this case it is recognised as part of the cost of acquisition of the asset or as part of the expense.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the taxation authority is included with other receivables or payables in the balance sheet.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities which are recoverable from, or payable to the taxation authority, are presented as operating cash flows.

o)	Plant and equipment

Plant and equipment is stated at historical cost less accumulated depreciation and any accumulated impairment losses. Such cost includes the cost of replacing parts that are eligible for capitalisation when the cost of replacing the parts is incurred. Similarly, when each major overhaul is performed its cost is recognised in the carrying amount of plant and equipment as a replacement only if it is eligible for capitalisation. All other repairs and maintenance are recognised in profit or loss as incurred.

Depreciation expense is estimated over the useful life of the assets as follows:

Furniture and fittings – over two to five years using the straight line method

Computer equipment – over two to five years using the straight line method

Motor vehicles – over three to five years using the straight line method

Lease and well equipment – over the life of the reserve (usually 3-25 years) – approximated using the units of production method.

The assets’ residual values, useful lives and amortisation methods are reviewed, and adjusted if appropriate, at each financial year end.

Refer Note 2 (s) for the Consolidated Entity’s policy in relation to Impairment of Non-Financial Assets.

Derecognition and disposal

An item of plant and equipment is derecognised upon disposal or when no further future economic benefits are expected from its use or disposal.

Any gain or loss arising on derecognition (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit and loss in the year the asset is derecognised.

p)	Oil and gas properties

Oil and gas properties include capitalised project expenditure and development expenditure.

The Consolidated Entity uses the units of production method to amortise costs carried forward in relation to its oil and gas properties. For this approach, the calculations are based on proved and probable reserves as determined by our reserves determination.

Impairment on the carrying value of oil and gas properties is based on proved and probable reserves and is assessed on a field by field basis.

q)	Exploration and evaluation assets

Exploration and evaluation expenditure in respect of each area of interest is accounted for using the successful efforts method of accounting. The successful efforts method requires all exploration and evaluation expenditure to be expensed in the period in which it is incurred, except the costs of wells and the costs of acquiring interests in new exploration assets, which are capitalised as intangible exploration and evaluation assets. The costs of wells that have been initially capitalised pending the results of the well, are reviewed at the completion of the well when well results are known and transferred to oil and gas properties or expensed as appropriate.

An area of interest refers to an individual geographical area where the presence of oil or a natural gas field is considered favourable or has been proved to exist, and in most cases will comprise an individual oil or gas field. This means all exploration and evaluation costs, including general permit activity, geological and geophysical costs are expensed as incurred except where:

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

•	the expenditure or asset acquired relates to an exploration discovery, that at balance date, the assessment of whether or not an economically recoverable reserve is not yet complete and active and significant operations in relation to the area of interest is continuing; or
•	it is expected that the expenditure or asset acquired will be recouped through successful exploitation, or alternatively, by its sale.

Exploration costs are classified as cash flows from investing activities in the cash flow statement.

Exploration and evaluation assets are assessed for impairment when facts and circumstances indicate that the carrying amount of an exploration and evaluation asset may exceed its recoverable amount. When assessing for impairment consideration is given to but not limited to the following:

•	the period for which the Consolidated Entity has the right to explore
•	planned and budgeted future exploration expenditure
•	activities incurred during the year, and
•	activities planned for future periods.

r)	Investments and other financial assets

Investments and financial assets in the scope of AASB 139 Financial Instruments: Recognition and Measurement are categorised as either financial assets at fair value through profit or loss, loans and receivables, or available-for-sale financial assets. The classification depends on the purpose for which the investments were acquired. Designation is re-evaluated at each financial year end, but there are restrictions on reclassifying to other categories.

When financial assets are recognised initially, they are measured at fair value, plus in the case of assets not at fair value through profit or loss, directly attributable transaction costs.

Recognition and Derecognition

Regular purchases and sales of financial assets are recognised on trade-date – the date on which the group commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the group has transferred substantially all the risks and rewards of ownership.

When securities classified as available-for-sale are sold, the accumulated fair value adjustments recognised in other comprehensive income are reclassified to profit or loss as gains and losses from investment securities.

Measurement

At initial recognition, the group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.

Loans and receivables are subsequently carried at amortised cost using the effective interest method.

Available-for-sale financial assets and financial assets at fair value through profit or loss are subsequently carried at fair value. Gains or losses arising from changes in the fair value of the ‘financial assets at fair value through profit or loss’ category are presented in profit or loss within other income or other expenses in the period in which they arise. Dividend income from financial assets at fair value through profit or loss is recognised in profit or loss as part of revenue from when the Consolidated Entity’s right to receive payments is established. Interest income from these financial assets is included in the net gains/(losses).

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

Changes in the fair value of monetary securities denominated in a foreign currency and classified as available-for-sale are analysed between translation differences resulting from changes in amortised cost of the security and other changes in the carrying amount of the security. The translation differences related to changes in the amortised costs are recognised in profit or loss, and other changes in carrying amount are recognised in other comprehensive income. Changes in the fair value of other monetary and non-monetary securities classified as available-for-sale are recognised in the other comprehensive income.

(i)	Financial assets at fair value through profit or loss

Financial assets classified as held for trading are included in the category ‘financial assets at fair value through profit or loss’. Financial assets are classified as held for trading in that they are acquired for the purpose of selling in the near term with the intention of making a profit. Derivatives are also classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on financial assets held for trading are recognised in profit or loss and the related assets are classified as current assets in the balance sheet.

(ii)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed determinable payments that are not quoted in an active market. Such assets are carried at amortised cost using the effective interest rate method. Gains and losses are recognised in the profit and loss when the loans and receivables are derecognised or impaired. These are included in current assets, except for those with maturities greater than 12 months after the balance date, which are classified as non-current.

(iii)	Impairment

The Consolidated Entity assesses at each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as result of one more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliability estimated. In the case of equity investments classified as available-for-sale, a significant or prolonged decline in the fair value of the security below its cost is considered an indicator that the assets are impaired. Impairment losses are recognised through the profit and loss.

(iv)	Assets carried at amortised cost

For loans and receivables, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognised in the consolidated profit and loss. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract. As a practical expedient, the Consolidated Entity may measure impairment on the basis of an instrument’s fair value using an observable market price.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised (such as an improvement in a debtor’s credit rating), the reversal of the previously recognised impairment loss is recognised in the consolidated profit and loss.

(v)	Assets classified as available-for-sale

If there is objective evidence of impairment for available-for-sale financial assets, the cumulative loss –measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss – is removed from equity and recognised in profit or loss.

Impairment losses on equity instruments that were recognised in profit or loss are not reversed through profit or loss in a subsequent period.

If the fair value of a debt instrument classified as available-for-sale increases in a subsequent period and the increase can be objectively related to an event occurring after the impairment loss was recognised in profit or loss, the impairment loss is reversed through profit or loss.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

s)	Impairment of non-financial assets

The Consolidated Entity assesses at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Consolidated Entity makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of its fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets and the asset’s value in use cannot be estimated to be close to its fair value. In such cases the asset is tested for impairment as part of the cash-generating unit to which it belongs. When the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset or cash-generating unit is considered impaired and is written down to its recoverable amount. Impairment losses relating to continuing operations are recognised in profit and loss.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses relating to continuing operations are recognised in those expense categories consistent with the function of the impaired assets.

An assessment is also made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognised impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognised. If that is the case the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in profit or loss. After such a reversal the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

t)	Trade and other payables

These amounts represent liabilities for goods and services provided to the Consolidated Entity prior to the end of the financial year which are unpaid. These amounts are unsecured and are usually paid within 30 days of recognition. Trade and other payables are presented as current liabilities unless payment is not due within 12 months from the reporting date. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

u)	Provisions

Provisions for legal claims and make good obligations are recognised when the Consolidated Entity has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item including in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as interest expense.

v)	Restoration costs

The Consolidated Entity records the present value of the estimated cost of legal and constructive obligations to restore operating locations in the period in which the obligation arises. The nature of restoration activities includes the removal of facilities, abandonment of wells and rehabilitation of affected areas.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

Typically, the obligation arises when the asset is installed at the production location. When the liability is initially recorded, the estimated cost is capitalised by increasing the carrying amount of the related oil and gas properties. Over time, the liability is increased for the change in present value based on a risk adjusted pre-tax discount rate appropriate to the risks inherent in the liability. The unwinding of the discount is recorded as an accretion charge within finance costs. The carrying amount capitalised in oil and gas properties is depreciated over the useful life of the related asset.

Each year, the Consolidated Entity reviews the estimated restoration costs and the estimated period in which the obligation is likely to occur to ensure that they are appropriate. The Consolidated Entity also reviews the discount rate to ensure it is still appropriate. If changing any of these variables results in a decrease in the liability the difference is recorded against the corresponding asset, which is included in oil and gas properties in the balance sheet.

Costs incurred that relate to an existing condition caused by past operations, and that do not have a future economic benefit, are expensed.

w)	Employee leave benefits

Wages, salaries, annual leave and sick leave

Liabilities for wages and salaries, including non-monetary benefits, annual leave and accumulating sick leave expected to be settled within 12 months of the reporting date are recognised in other payables in respect of employee’s services up to the reporting date. They are measured at the amounts expected to be paid when the liabilities are settled. Liabilities for non-accumulating sick leave are recognised when the leave is taken and measured at the rates paid or payable.

Long service leave

The liability for long service is measured as the fair value of expected future payments to be made in respect of services provided by employees up to the reporting date using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the reporting date on national government bonds with terms to maturities and currencies that match, as closely as possible, the estimated future cash outflows. The liability for long service leave is presented in current payables.

x)	Share-based payment transactions

Equity settled transactions:

The Consolidated Entity provides benefits to employees (including senior executives) of the Consolidated Entity in the form of share based payments, whereby employees render services in exchange for shares or rights over shares (equity-settled transactions).

The cost of equity-settled transactions with employees is measured by reference to the fair value of the equity instruments at the date at which they are granted. The fair value at grant date is determined using a Black-Scholes option pricing model that takes into account the exercise price, the term of the option, the impact of dilution, the share price at grant date and expected price volatility of the underlying share, the expected dividend yield and the risk free interest rate for the term of the option.

In valuing equity settled transactions, no account is taken of any performance conditions, other than conditions linked to the price of the shares of Samson Oil & Gas Limited (market conditions) if applicable.

The cost of equity-settled transactions is recognised, together with a corresponding increase in equity, over the period, if any, in which the performance and/or services conditions are fulfilled, ending on the date on which the relevant employees become fully entitled to the award (the vesting period).

At each subsequent reporting date until vesting, the cumulative charge to profit and loss is the product of:

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

i.	The grant date fair value of the award;
ii.	The current best estimate of the number of awards that will vest, taking into account such factors as the likelihood of employee turnover during the vesting period and the likelihood of non-market performance conditions being met; and
iii.	The expired portion of the vesting period.

The charge to profit and loss for the period is the cumulative amount as calculated above, less the amounts already charged in previous periods. There is a corresponding entry to equity.

Until an award has vested, any amounts recorded are contingent and will be adjusted if more or fewer awards vest than originally anticipated to do so. Any award subject to a market condition is considered to vest irrespective of whether or not that market condition is fulfilled, provided that all other conditions are satisfied.

If the terms of an equity-settled award are modified, as a minimum, an expense is recognised as if the terms had not been modified. In addition, an expense is recognised for any modification that increases the total fair value of the share-based payment arrangement, or is otherwise beneficial to the employee, as measured at the date of modification.

If an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognised for the award is recognised immediately. However, if a new award is substituted for the cancelled award and designated as a replacement award on the date that it is granted, the cancelled and the new award are treated as they were a modification of the original award, as described in the previous paragraph.

The dilutive effect, if any, of the outstanding options is reflected as additional share dilution in the computation of earnings per share.

The expense for share based payments in relation to Directors and executives is recognised in the parent entity.

y)	Contributed equity

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Where any member of the Consolidated Entity purchases the Company’s equity instruments, for example as a result of a share buy-back or share based payment plan, the consideration paid, including any directly attributable incremental costs (net of income taxes) is deducted from equity attributable to the owners of Samson Oil & Gas Limited. Where such ordinary shares are subsequently reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, and is included in equity attributable of the owners of Samson Oil & Gas Limited.

z)	Earnings per share

i)	Basic earnings per share

Basic earnings per share is calculated by dividing:

•	The result attributable to equity holders of the Company, excluding any costs of servicing equity other than ordinary shares
•	By the weighted average number of ordinary shares outstanding during the financial year, adjusted for bonus elements in ordinary shares issued during the year and excluding treasury shares (Note 22).

ii)	Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account:

•	The after income tax effect of interest and other financing costs associated dilutive potential rdinary shares, and

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

•	The weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares.

aa)	Joint Ventures

Jointly controlled assets

Interests in jointly controlled assets are reported in the financial statements by including the Consolidated Entity’s share of assets employed in the joint ventures, the share of liabilities incurred in relation to the joint ventures and the share of any expenses incurred in relation to the joint ventures in their respective classification categories.

bb)	Business Combinations

The acquisition method of accounting is used to account for all business combinations, including business combinations involving entities or businesses under common control, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a subsidiary comprises the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the group. The consideration transferred also includes the fair value of any contingent consideration arrangement and the fair value of any pre-existing equity interest in the subsidiary. Acquisition related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. On an acquisition by acquisition basis, the group recognises any non-controlling interesting in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net identifiable assets.

The excess of the consideration transferred and the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the group’s share of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the subsidiary acquired and the measurement of all amounts has been reviewed, the different is recognised directly in profit or loss as a bargain purchase.

Where settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of exchange. The discount rate used is the entity’s incremental borrowing rate, being the rate at which similar borrowing could be obtained from an independent financier under comparable terms and conditions.

Contingent consideration is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently remeasured to fair value with changes in fair value recognised in profit or loss.

cc)	Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Chief Operating Decision Maker “CODM”. The CODM, who is responsible for allocating resources and assessing performance of operating segments, has been identified as the Board of Directors.

dd)	Derivative Financial Instruments

The Consolidated Entity uses derivative financial instruments, such as fixed forward swaps to manage price risk. Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and subsequently remeasured to fair value. Derivatives are carried as assets when their fair value is positive and as liabilities when their fair value is negative.

Any gains or losses arising from changes in the fair value are taken directly to the profit and loss.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

ee)	Borrowings

Borrowings are classified as current liabilities unless the Consolidated Entity has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

Interest

Interest is classified as an expense consistent with the balance sheet classification of the related debt instrument.

ff)	Discontinued Operations

Non-current assets and disposal groups are classified as held for sale and measured at the lower of their carrying amount and fair value less costs to sell if their carrying amount will be recovered principally through a sale transaction. They are not depreciated or amortised. For an asset or disposal group to be classified as held for sale it must be available for immediate sale in its present condition and its sale must be highly probable.

An impairment loss is recognised for any initial or subsequent write-down of the asset (or disposal group) to fair value less costs to sell. A gain is recognised for any subsequent increases in fair value less costs to sell of an asset (or disposal group), but not in excess of any cumulative impairment loss previously recognised. A gain or loss not previously recognised by the date of the sale of the non-current asset (or disposal group) is recognised at the date of derecognition.

Non-current assets (including those that are part of a disposal group) are not depreciated or amortised while they are classified as held for sale. Interest and other expenses are attributable to the liabilities of a disposal group classified as held for sales continue to be recognised.

Non-current assets classified as held for sale and the assets of a disposal group classified as held for sale are presented separately from other assets in the balance sheet.

A discontinued operation is a component of the entity that has been disposed of or is classified as held for sale and that represents a separate major line of business or geographical area of operations, is part of a single co-ordinated plan to dispose of such a line of business or area of operations, or is a subsidiary acquired exclusively with a view to resale. The results of discontinued operations are presented separately on the face of the statement of comprehensive income and the assets and liabilities are presented separately on the face of the balance sheet.

gg)	Parent entity financial information

The financial information for the parent entity, Samson Oil & Gas Limited, disclosed in Note 29 has been prepared on the same basis as the consolidated financial statements, except as set out below.

(i)	Investments in subsidiaries, associates and joint venture entities

Investments in subsidiaries, associates and joint venture entities are accounted for at cost in the financial statements of Samson Oil & Gas Limited.

The Consolidated Entity does not meet the definition of a Group for the purposes of Tax Consolidation therefore there are no tax sharing or funding agreements in place.

hh)	New accounting standards and interpretations

Certain new accounting standards and interpretations have been published that are not mandatory for 30 June 2013 reporting periods. The Consolidated Entity’s assessment of the impact of these new standards and interpretations is set out below.

(i)	AASB 9 Financial Instruments, AASB 2009-11 Amendments to Australian Accounting Standards arising from AASB 9 and AASB 2010-7 Amendments to Australian Accounting Standards arising from AASB 9 (December 2010) (effective from 1 January 2015) AASB 9 Financial Instruments addresses the classification, measurement and derecognition of financial assets and financial liabilities. The standard is not applicable until 1 January 2015 but is available for early adoption. When adopted, the standard will affect the Consolidated Entity’s accounting for its available for sale financial assets (if any are held), since AASB 9 only permits the recognition of fair value gains and losses in other comprehensive income if they relate to equity instruments that are not held for trading. Fair value gains and losses on available for sale debt instruments, for example, will therefore have to be recognised directly in profit or loss.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

There will be no impact on the Consolidated Entity’s accounting for financial liabilities, as the new requirements only affect the accounting for financial liabilities that are designated at fair value through profit or loss and the Consolidated Entity does not have any such liabilities. The de-recognition rules have been transferred from AASB 139 Financial Instruments: Recognition and Measurement and have not been changed. The Consolidated Entity does not intend to adopt the new standard before its operative date of 30 June 2015.

(ii)	AASB 13 Fair Value Measurement and AASB 2011-8 Amendments to Australian Accounting Standards arising from AASB 13 (effective 1 January 2013). AASB 13 was released in September 2011. It explains how to measure fair value and aims to enhance fair value disclosures. The Consolidated Entity determined this standard may impact its measurement of Oil and Gas Properties; however it has not quantified what the impact might be. The application of the new standard may also impact the type of information disclosed in the notes to the financial statements. The Consolidated Entity does not intend to adopt the new standard before its operative date, which means that it would be first applied in the annual reporting period ending 30 June 2014.

(iii)	AASB 10 Consolidated Financial Statements, AASB 11 Joint Arrangements, AASB 12 Disclosure of Interests in Other Entities, revised AASB 127 Separate Financial Statements and AASB 128 Investments in Associates and Joint Ventures and AASB 2011-7 Amendments to Australian Accounting Standards arising from the Consolidation and Joint Arrangements Standards (effective 1 January 2013) In August 2011, the AASB issued a suite of five new and amended standards which address the accounting for joint arrangements, consolidated financial statements and associated disclosures.

AASB 10 replaces all of the guidance on control and consolidation in AASB 127 Consolidated and Separate Financial Statements, and Interpretation 12 Consolidation – Special Purpose Entities. The core principle that a consolidated entity presents a parent and its subsidiaries as if they are a single economic entity remains unchanged, as do the mechanics of consolidation; however the standard introduces a single definition of control that applies to all entities. It focuses on the need to have both power and rights or exposure to variable returns before control is present. Power is the current ability to direct the activities that significantly influence returns. Returns must vary and can be positive, negative or both. There is also new guidance on participating and protective rights and on agent/principal relationships. The Consolidated Entity does not expect the new standard to have a significant impact on its composition.

AASB 11 introduces a principles based approach to accounting for joint arrangements. The focus is no longer on the legal structure of joint arrangements, but rather on how rights and obligations are shared by the parties to the joint arrangement. Based on the assessment of rights and obligations, a joint arrangement will be classified as either a joint operation or joint venture. Joint ventures are accounted for using the equity method, and the choice to proportionately consolidate will no longer be permitted. Parties to a joint operation will account their share of revenues, expenses, assets and liabilities in much the same way as under the previous standard. AASB 11 also provides guidance for parties that participate in joint arrangements but do not share joint control. The Consolidated Entity does not expect the new standard to have a significant impact on its composition.

AASB 12 sets out the required disclosures for entities reporting under the two new standards, AASB 10 and AASB 11, and replaces the disclosure requirements currently found in AASB 128. Application of this standard by the group will not affect any of the amounts recognised in the financial statements, but will impact the type of information disclosed in relation to the group's investments.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

AASB 127 is renamed Separate Financial Statements and is now a standard dealing solely with separate financial statements. Application of this standard by the Consolidated Entity will not affect any of the amounts recognised in the financial statements. Amendments to AASB 128 provide clarification that an entity continues to apply the equity method and does not remeasure its retained interest as part of ownership changes where a joint venture becomes an associate, and vice versa. The amendments also introduce a “partial disposal” concept. The Consolidated Entity does not expect any impact on its Financial Statements from these amendments.

The Consolidated Entity does not expect to adopt the new standards before their operative date. They would therefore be first applied in the financial statements for the annual reporting period ending 30 June 2014.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 3. REVENUE AND EXPENSES

	Consolidated Entity
Revenue and Expenses from Continuing Operations	2013	2012
	$	$
a Revenue
Sale of oil and gas
Oil sales	5,028,050	7,352,494
Gas sales	772,073	1,020,945
Other liquids	3,984	12,360
	5,804,107	8,385,799
Finance Income
Interest income	253,682	355,357

Total Revenue	6,057,789	8,741,156

Other Income
Gain on fixed forward swaps	-	38,508
Non refundable deposit on asset sale	100,000	-
Other	111,736	20,090
Total Other Income	211,736	58,598

	Consolidated Entity
b General and Administration	2013	2012
	$	$
Employee Benefits
Salary and employee benefits	(2,479,135)	(3,033,400)
Share based payments	(161,994)	(992,441)
Total Employee Expense Benefits	(2,641,129)	(4,025,841)

Other General and Administration
Consultants’ fees	(423,859)	(459,657)
Lease payments	(285,427)	(222,701)
Legal costs	(511,664)	(545,178)
Assurance, accounting and taxation advice	(948,190)	(1,051,596)
Travel and accommodation	(300,192)	(424,577)
Filing and listing fees	(83,137)	(22,991)
Insurance	(356,732)	(300,874)
Investor and public relations	(268,063)	(180,642)
Printing, postage and stationery	(13,852)	(74,949)
Movement in fair value of derivative instruments	-	(22,268)
Other	(546,319)	(464,347)
Total Other General and Administration Expenses	(3,737,435)	(3,769,780)
Total General and Administration Expenses	(6,378,564)	(7,795,621)

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

	Consolidated Entity
c Finance costs	2013	2012
	$	$
Unwinding of discount associated with restoration obligation	(49,117)	(32,763)
Total Finance Costs	(49,117)	(32,763)

	Consolidated Entity
	2013	2012
	$	$
d Depreciation and amortisation, included in the profit and loss
Included in cost of sales:
Depreciation on lease and well equipment	(514,923)	(479,997)
Depletion of oil and gas properties	(1,414,472)	(2,142,235)
	(1,929,395)	(2,622,232)

Depreciation of furniture and fittings	(101,483)	(90,016)
	(2,030,878)	(2,712,248)

	Consolidated Entity
	2013	2012
	$	$
e Impairment movements
Impairment expense	(389,524)	(816,188)
Total Impairment Expense	(389,524)	(816,188)

	Consolidated Entity
	2013	2012
	$	$

f Included in exploration expenditure
General exploration expense	(123,958)	(333,770)
Deferred exploration expenditure written off	(7,805,246)	(25,132,634)
Dry Hole Costs	-	(5,057,519)
	(7,929,204)	(30,523,923)

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 4. INCOME TAX
	Consolidated Entity
	2013	2012
	$	$
The major components of income tax benefit are:
Profit and Loss
Current income tax	2,034,992	4,709,437
Deferred income tax	-	-
Income tax benefit reported in the profit and loss	2,034,992	4,709,437
Income (loss) before income tax	(13,872,618)	(35,780,876)

At the Australian statutory income tax rate of 30% (2012: 30%)	4,161,785	10,734,263
Expenditure not allowable for income tax purposes	198,836	(37,670)
Change in deferred tax rate	-	67,380
Effect of US tax rate differential	811,980	2,160,755
Deferred tax assets not brought to account as realisation is not considered probable	(3,137,609)	(9,175,220)
Adjustment for deferred tax of prior periods	-	959,929
Aggregate income tax benefit	2,034,992	4,709,437

Consolidated	Balance Sheet		Profit and Loss
	2013	2012	2013	2012
	$	$	$	$
Deferred Income Tax
Deferred income tax at 30 June relates to the following:
Deferred tax liabilities
Hedge Liability	-	-	-	7,963
Loan fees	-	-	-	-
Gross deferred tax liabilities	-	-

Deferred tax assets
Tax losses	13,576,942	4,940,710	8,636,232	1,237,816
Oil and gas properties	2,884,564	8,456,508	(5,571,945)	8,441,085
Share issue costs	-	-	-	(370,861)
Other	113,333	90,620	22,713	(140,784)
Deferred tax assets not brought to account as realisation is not regarded as probable	(16,574,839)	(13,487,838)	(3,087,000)	(9,175,219)
Gross deferred tax assets	-	-
Deferred tax benefit	-	-	-	-
Net deferred tax recognised in the balance sheet	-	-

The Consolidated Entity has tax losses carried forward arising in Australia of $10,298,250 (2012: $9,553,496). The benefit of these losses of $3,089,475 (2012: $2,866,049) will only be obtained in future years if:

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

i.	the Consolidated Entity derives future assessable income of a nature and an amount sufficient to enable the benefit from the deduction for the losses to be realised; and
ii.	the Consolidated Entity has complied and continue to comply with the conditions for deductibility imposed by law; and
iii.	no changes in tax legislation adversely affect the Consolidated Entity in realising the benefit from deduction for the losses.

The Consolidated Entity has Federal net operating tax losses in the United States of approximately $28,164,751 (2012: $17,674,196). Future years are limited to an estimated $403,194 per year as a result of a change in ownership of the one of the subsidiaries which occurred in January 2005. If not utilised, the tax net operating losses will expire during the period from 2008 to 2025.

In addition to the above mentioned Federal carried forward losses in the United States, the Company also has approximately $21,780,157 (2012: $11,224,209) of State carried forward tax losses, with expiry dates between June 2014 and June 2033. A deferred income tax asset in relation to these losses has not been recognised as realisation of the benefit is not regarded as probable.

The deferred tax benefit the Consolidated Entity will ultimately realise is dependent both upon the loss recoupment legislation in the United States and taxable income at the time recoupment.

The Consolidated Entity has recorded income receivable from the Internal Revenue Service in the United States of $777,804 (2012: $4,348,456).

The Consolidated Entity does not meet the definition of a group for the purposes of applying tax consolidation.

NOTE5.	DIVIDENDS

No dividends have been declared during the year (2012: $Nil).

The balance of the franking account at the end of the year was nil (2012: Nil).

NOTE 6.	CASH AND CASH EQUIVALENTS

	Consolidated Entity
	2013	2012
	$	$
Cash at bank and on hand	13,170,627	18,845,894

Cash at bank earns interest at floating interest rates based on daily bank deposit rates.

a)	Risk exposure

The Consolidated Entity’s exposure to interest rate risk is discussed in note 28. The maximum exposure to credit risk at the reporting date is the carrying amount of cash mentioned above.

NOTE 7.	TRADE AND OTHER RECEIVABLES

	Consolidated Entity
	2013	2012
	$	$
CURRENT
Trade receivables (i)	818,820	1,241,225
Net GST Receivable	27,792	10,634
Receivable – JV partner (ii)	122,926	-
Accrued JV partner receivables (iii)	2,088,239	-
Other receivables (iv)	23,234	36,302
	3,081,011	1,288,161

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

(i)	These receivables relate to the sale of oil and gas. They are non-interest bearing, unsecured and are generally on 30-90 day terms.

(ii)	These receivables relate to monies to be recovered from joint venture partners who participate in wells that Samson are the operator of. These funds are non-interest bearing and unsecured.

(iii)	These receivables relate to monies for which the costs have been incurred by Samson but have not yet been billed to the joint venture partners.

(iv)	These receivables are non-interest bearing, unsecured and are due for repayment within the next twelve months.

a)	Foreign exchange and interest rate risk - current receivables

Information about the Consolidated Entity’s exposure to foreign currency risk and interest rate risk in relation to trade and other receivables is provided in Note 27.

b)	Fair value and credit risk – current receivables

Due to the short-term nature of these receivables, their carrying amount is assumed to approximate their fair value.

The maximum exposure to credit risk at the reporting date is the carrying amount of each class of receivables mentioned above. All receivables are unsecured. Refer to Note 27 for more information on the risk management policy of the Consolidated Entity and the credit quality of trade receivables.

No receivables are past due (2012: nil). No impairment has been recognised in respect of any of these receivables (2012: nil).

	Consolidated Entity
	2013	2012
	$	$

NON CURRENT
Other receivables (v)	79,490	99,961
	79,490	99,961

(v)	These receivables are non-interesting bearing, unsecured and not due for repayment within the twelve months. The carrying value of these receivables approximates their fair value.

c)	Risk Exposure – non current receivables

Information about the Consolidated Entity’s exposure to credit risk, foreign exchange and interest rate risk is provided in Note 27. The maximum exposure to credit risk at the reporting date is the carrying amount of the receivables mentioned above.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 8.	PREPAYMENTS

Prepayments include:

	Consolidated Entity
	2013	2012
	$	$
CURRENT
Prepaid drilling expenses	-	239,772
Other prepaid expenses	411,113	104,336
Total Prepayments	411,113	344,108

Prepaid drilling expenses include cash advanced to the operators of the drilling operations in advance of the drilling commencing.

NOTE 9.	PLANT & EQUIPMENT

	Consolidated Entity
	2013	2012
	$	$
Office Equipment
Cost	718,694	700,315
Accumulated depreciation	(351,038)	(252,254)
Total Plant and Equipment	367,657	448,061

At 1 July, net of accumulated depreciation	448,061	352,263
Additions	21,079	189,599
Disposals	-	(3,785)
Depreciation charge for the year	(101,484)	(90,016)
At 30 June, net of accumulated depreciation and impairment	367,656	448,061

NOTE 10.	EXPLORATION AND EVALUATION ASSETS

	Consolidated Entity
	2013	2012
	$	$
Balance at the beginning of the year	16,380,277	3,347,738
Expenditure capitalised	6,256,718	38,165,173
Value written off to the Statement of Comprehensive Income	(7,805,246)	(25,132,634)
Balance at the end of the year	14,831,749	16,380,277

The exploration expenditure capitalised relates to the Company’s acreage in the Hawk Springs Project, Goshen County, Wyoming and the Roosevelt Project, Roosevelt County, Montana. Activity is continuing in both project areas. Expenditure written off in the current year relates to the costs associated with drilling of Spirit of America 2 in the Hawk Springs project. All stages of this well have yet to be completed, however it is unlikely that costs associated with this well will be recovered. Expenditure written off in the prior year relates to Australia II and Gretel II in the Roosevelt Project. The costs associated with both wells are unlikely to be recovered based on current well results.

The recoverability of the carrying value of deferred exploration and evaluation expenditure is dependent on the successful exploitation, or alternatively sale, of the respective areas of interest.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 11.	OIL AND GAS PROPERTIES

	Consolidated Entity
	2013	2012
	$	$
Oil and Gas Properties	26,406,227	24,506,226
Work in progress	6,344,041	-
Accumulated depletion	(9,863,664)	(7,934,269)
Impairment	(4,085,182)	(3,695,658)
Total Oil and Gas Properties	18,801,422	12,876,299

Proved Developed Producing Properties

At 1 July, net of accumulated depreciation and impairment	12,876,299	12,758,578
Additions	1,900,001	3,556,142
Additions - WIP	6,344,041	-
Net impairment expense	(389,524)	(816,188)
Depreciation charge	(1,929,395)	(2,622,233)
At 30 June, net of accumulated depreciation and impairment	18,801,422	12,876,299

Work in progress

Work in progress relates to costs associated with the drilling of wells in Samson’s in fill development project in its North Stockyard field. These wells were not completed as at 30 June 2013 and work is continuing on them.

In August 2013 the Consolidated Entity divested half its equity position in the undeveloped acreage in the North Stockyard project to Slawson Exploration Company Inc. for $5.562 million in cash and other consideration. The Consolidated Entity retained our full interest in in the currently producing wells in the North Stockyard field. As a consequence of the transaction the rig contract with Frontier was also terminated, with no penalty payment. Slawson are now the operator of the project going forward for the development of the undeveloped acreage.

Along with the undeveloped acreage, we have also transferred 25% working interest in the drilled but not yet completed Billabong and Sail and Anchor wells. The cash portion of the purchase price is subject to the delivery of a useable well bore in Billabong, valued in the agreement at $0.9 million and other customary post closing adjustments.

Impairment of oil and gas properties

At 30 June 2013, the Consolidated Entity reviewed the carrying value of its oil and gas properties for impairment. An independent review by the Consolidated Entity’s reserve engineers, Ryder Scott Company was performed to assess the recoverable amount based on the net present value of the Consolidated Entity’s assets (by cash generating unit). The discount rate used to assess the recoverable amount (based on the value in use) was 10% (2012: 10%). The value in use has been based on the expected useful lives of the respective fields. The effect of future income taxes on discounted cashflows has not been considered in relation to the value of the current properties due the entity’s considerable tax losses and other tax deductions available to the Consolidated Entity.

The value of oil and gas properties was reviewed on a field by field basis and has resulted in net impairment expense of $389,524 (2012:$816,188).

It is the Consolidated Entity’s policy to use proved and probable reserves to support the carrying value of its properties.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 12.	TRADE AND OTHER PAYABLES

	Consolidated Entity
	2013	2012
	$	$
Trade payables (i)	6,675,776	6,287,563
Accrual of bonus payable (ii)	-	133,168
Other payables (iii)	242,368	234,536
Total Trade and Other Payables	6,918,144	6,655,267

(i)	Trade payables are non-interest bearing and normally settled on 30 day terms.

(ii)	The accrual in the prior year relates to the discretionary piece of the bonus payable for the period 1 January 2012 to 30 June 2012.

(iii)	Other payables include accruals for annual leave. The entire obligation is presented as current, since the Consolidated Entity does not have an unconditional right to defer settlement. Based on past experience, the Consolidated Entity expects employees to take the full amount of accrued leave within the next twelve months.

NOTE 13.	PROVISIONS

	Consolidated Entity
	2013	2012
	$	$
Non-current
Provision for Restoration	1,333,095	1,279,211
Total Provisions	1,333,095	1,279,211

A provision for restoration is recognised in relation to the oil and gas activities for costs such as reclamation, plugging wells and other costs associated with the restoration of oil and gas properties. Estimates of the restoration obligations are based on anticipated technology and legal requirements and future costs, which have been discounted to their present value. In determining the restoration provision, the entity has assumed no significant changes will occur in the relevant government legislation in relation to the restoration of such oil and gas properties in the future.

	Consolidated Entity
	2013	2012
	$	$
Provision for Restoration
Balance at beginning of year	1,279,211	526,218
Recognised upon acquisition or development of new assets	4,767	540,894
Increase/(decrease) in liability due to change in timing obligation	-	179,336
Unwinding of discount	49,117	32,763
Balance at end of the year	1,333,095	1,279,211

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 14.	CONTRIBUTED EQUITY AND RESERVES
(a)	Issued and paid up capital
Contributed Equity	Consolidated Entity
	2013	2012
	$	$
2,229,230,163 ordinary fully paid shares including shares to be issued (2012 – 1,772,456,827 ordinary fully paid shares including shares to be issued)	86,608,255	77,557,896

Movements in contributed equity for the year	2013		2012
	No. of shares	$	No. of shares	$
Opening balance	1,771,891,827	77,557,896	1,731,978,789	76,925,795
Capital Raising (i)	243,271,098	6,066,792	-
Shares issued upon exercise of options (ii)	214,002,238	3,342,660	39,913,038	632,101
Transaction costs incurred	-	(359,093)	-	-
Shares on issue at balance date	2,229,165,163	86,608,255	1,771,891,827	77,557,896

Shares to be issued upon exercise of options (ii)	-	-	500,000	-
Shares to be issued as part of Kestrel acquisition (iii)	65,000	-	65,000	-
Closing Balance	2,229,230,163	86,608,255	1,772,456,827	77,557,896

(i)	In March and April 2013, the Company issued 128,935,387 ordinary shares priced at 2.5 cents (Australian) each to raise US$3,350,000 to institutional investors in the United States.

In June 2013, the Company issued 114,335,711 ordinary shares priced at 2.5 cents (Australian) in a rights offering completed in the United States of America and Australia, to raise US$2,716,791.

(ii)	During the course of the year the Company issued 214,002,238 (2012: 39,913,038) ordinary shares upon the exercise of 214,002,238 (2012: 39,913,038) options.

The exercise price of the options exercised was (average price based on the exchange rate on the date of exercise) A$0.015 per share/US$0.015 per share (2012: A$0.015 per share/US$0.015 per share) to raise US$3,342,660 (2012: US$632,101).

In the prior year cash was received in relation to the exercise of 500,000 options prior to year end however these shares were not issued until 4 July 2012.

(iii)	These shares were issued to Kestrel shareholders throughout 2008 as part of the offer to non-US resident shareholders whereby they received five Samson shares for every one Kestrel share held. The Samson share price on the date the acceptance of the offer was received was deemed to be the fair value of the share. As at balance date acceptances had been received for 65,000 (2011:65,000) shares which have not yet been issued. These shares will be issued upon the presentation of Kestrel Share Certificates by the owner of the shares.

(b)	Share Options

All references to exercise price and deemed value of options are in Australian Dollars.

At the end of the year, there were 166,807,526 (2012: 301,499,902) unissued ordinary shares under option. All option exercise prices are denominated in Australian Dollars unless noted otherwise.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

On 10 October 2007, 3,379,077 options were issued to the participants of the share issue completed in the year with an exercise price of 30 cents per share and an expiry date of 10 October 2012. These options vested immediately. These options expired unexercised during the year.

On 11 October 2007, 4,000,000 options were issued to key management personnel. These options had an exercise price of 30 cents per share and an expiry date of 10 October 2012. These options vested immediately. These options expired unexercised during the year.

On 12 May 2008, 2,000,000 options were granted to key management personnel. These options had an exercise price of 25 cents per share and an expiry date of 11 May 2013. 600,000 options vested immediately, 600,000 vested following twelve months of service by the employee, with the remaining 800,000 vested on 1 April 2010, following twenty four months of service. These options expired unexercised during the year.

On 6 November 2009, 344,431,141 options were issued in conjunction with a rights offering completed by the Company at the same time. These options had an exercise price of 1.5 cents and expired on 31 December 2012. During the year ended 30 June 2013 214,002,238 (2012: 40,413,038) of these options were exercised. During the year, the remaining 10,614,326 options expired unexercised.

In November 2009, 1,000,000 options were issued to certain Directors. These options have an exercise price of 20 cents and an expiry date of 30 December 2013. These options vested immediately.

In November 2010, 29,000,000 options were issued to the Directors. These options have an exercise price of 8 cents per share and an expiry date of 31 October 2014. These options vested immediately.

In December 2010, 32,000,000 options were issued to employees of the Company. These options have an exercise price of 8 cents and an expiry date of 31 December 2014. One third of the options vested on 31 January 2011, one third vested on 31 January 2012 and the remaining third vested on 31 January 2013. 500,000 of these options were exercised during the year ended 30 June 2011.

In July 2011, 4,000,000 options were issued to an employee of the Company. These options have an exercise price of 16.4 cents and an expiry date of 31 December 2014. One third of the options vested on 31 July 2011, one third vested on 31 July 2012 and the remaining third vested on 31 July 2013.

In November 2011, 4,000,000 options were issued to a Non-executive Director of the Company. These options have an exercise price of 15.5 cents and an expiry date of 31 October 2015. These options vested immediately.

During the current year, we issued 97,307,526 options in conjunction with two placements and a rights offering. The options have an exercise price of 3.8 cents and an expiry date of 31 March 2017. To date none of these options have been exercised.

(c)	Terms and Conditions of Contributed Equity

Ordinary shares have the right to receive dividends as declared and, in the event of winding up the Company, to participate in the proceeds from the sale of all surplus assets in proportion to the number of and amounts paid up on shares held.

Ordinary shares entitle their holder to one vote, either in person or by proxy, at a meeting of the Company.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

(d)	Reserves
	Consolidated Entity
Reserves	2013	2012
	$	$
Foreign currency translation reserve	3,076,029	3,870,539
Equity reserve	(1,097,780)	(1,097,780)
Share based payments reserve	5,190,628	5,028,634
Total Reserves	7,168,877	7,801,393

	Consolidated Entity
Movement in Reserves	2013	2012
	$	$
Foreign currency translation reserve
Balance 1 July	3,870,539	4,187,574
Currency translation differences	(794,510)	(317,035)
Balance at 30 June	3,076,029	3,870,539

Share based payments reserve
Balance 1 July	5,028,634	4,036,193
Options vested	161,994	992,441
Balance at 30 June	5,190,628	5,028,634

Nature and purpose of reserves

Foreign currency translation reserve

The foreign currency translation reserve is used to record exchange rate differences arising from the translation of financial statements of the Parent Entity with a functional currency that differs to the presentation currency of the Consolidated Entity.

Share Based Payments Reserve

This reserve is used to record the value of share based payments granted.

Equity Reserve

This reserve is used to recognise the difference between the consideration paid and book value of minority interests’ acquired.

NOTE 15.	ACCUMULATED LOSSES

	Consolidated Entity
	2013	2012
	$	$
Balance previously reported at the beginning of the year	(38,590,929)	(7,519,490)
Net (loss)/profit attributable to members of Samson Oil & Gas Limited, after income tax	(11,837,626)	(31,071,439)
Balance at the end of the year	(50,428,555)	(38,590,929)

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 16.            COMMITMENTS

(a)	Exploration Commitments

Due to the nature of the Consolidated Entity’s operations in exploring and evaluating areas of interest, it is very difficult to accurately forecast the nature or amount of future expenditure, although it will be necessary to incur expenditure in order to retain present interests. Expenditure commitments on mineral tenure for the Consolidated Entity can be reduced by selective relinquishment of exploration tenure or by the renegotiation of expenditure commitments.

The minimum level of exploration commitments expected as at year ended 30 June 2013 is $200,000 (2012: $145,000), which includes the minimum amounts required to retain tenure. It is anticipated that the exploration expenditure commitments in the ensuing periods will be at a similar level.

(b)	Development Expenditure

Rig commitment – In the prior year, the Consolidated Entity entered into a drilling contract with Frontier Drilling. The contract was for Rig 24 and is an 18 month contract, which commenced in January 2013. Following the sale of undeveloped North Stockyard acreage to Slawson in August 2013, the rig contract was terminated with no penalty payment by the Consolidated Entity.

(c)	Operating Lease Commitments – Consolidated Entity as lessee

The Parent and its subsidiaries have entered into operating leases for the lease of its office space in Perth, Western Australia and Denver, Colorado.

Future minimum rentals payable under non-cancellable operating leases as at 30 June are as follows:

	Consolidated Entity
	2013	2012
	$	$
Minimum lease payments
- not later than one year	134,361	142,186
- later than one year and not later than five years	278,122	373,384
Aggregate lease expenditure contracted for at balance date	412,483	515,570

(d)	Remuneration commitments

Commitments for the payment of salaries and other remuneration under long-term employment contracts in existence at the reporting date but not recognised as payables:

	Consolidated Entity
	2013	2012
	$	$
Within one year:	602,009	1,204,017
Within two to five years:	-	602,009
Total Remuneration Commitments	602,009	1,806,026

Amounts disclosed as remuneration commitments include commitments arising from service contracts of Directors and executives referred to in Note 17 that are not recognised as liabilities and are not included in the Directors’ or executives’ remuneration.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 17.	DIRECTOR AND EXECUTIVE DISCLOSURES

a)	Compensation by category: key management personnel

	Consolidated Entity
	2013	2012
	$	$
Short Term	1,588,777	1,980,488
Post Employment	85,964	77,761
Share-based Payments	76,456	584,572
	1,751,197	2,642,821

Detailed remuneration disclosures are provided in the remuneration report on pages 6 to 13.

b)	Option holdings of key management personnel

30 June 2013	Balance at beginning of period 1 July 2012	Exercised during the year	Expired during the year	Granted as compensation	Other	Balance at end of period 30 June 2013	Options vested at 30 June 2013
Directors
D.Craig	4,000,000	-	-	-	-	4,000,000	4,000,000
T. Barr	10,012,960	(12,960)	-	-	802,938	10,802,938	10,802,938
V. Rudenno	6,800,000	(300,000)	-	-	542,241	7,042,241	7,042,241
K. Skipper	6,500,000	-	-	-	80,000	6,580,000	6,580,000

Executives
D. Rakich	5,000,000	-	-	-	-	5,000,000	5,000,000
R. Lamont	9,030,000	(30,000)	(2,000,000)	-	-	7,000,000	7,000,000
D. Ninke	9,000,000	-	(2,000,000)	-	-	7,000,000	7,000,000
D. Gralla	6,500,000	-	-	-	-	6,500,000	6,500,000
Total	56,842,960	(342,960)	(4,000,000)	-	1,425,179	53,925,179	53,925,179

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

30 June 2012	Balance at beginning of period 1 July 2011	Exercised during the year	Expired during the year	Granted as compensation	Other	Balance at end of period 30 June 2012	Options vested at 30 June 2012

Directors
D. Craig	-	-	-	4,000,000	-	4,000,000	4,000,000
T. Barr	10,512,960	(500,000)	-	-	-	10,012,960	10,012,960
V. Rudenno	6,800,000	-	-	-	-	6,800,000	6,800,000
K. Skipper	6,500,000	-	-	-	-	6,500,000	6,500,000

Executives
D. Rakich	5,000,000	-	-	-	-	5,000,000	3,333,333
R. Lamont	9,030,000	-	-	-	-	9,030,000	6,696,667
D. Ninke	9,000,000	-	-	-	-	9,000,000	6,666,667
D. Gralla	6,500,000	-	-	-	-	6,500,000	4,166,666
Total	53,342,960	(500,000)	-	4,000,000	-	56,842,960	48,176,293

c)	Shares issued on exercise of options

342,960 options were exercised during the year ended 30 June 2013 (2012: 500,000)

d)	Shareholdings of key management personnel

Ordinary Shares held in Samson Oil & Gas Limited (number)

30 June 2013	Balance at beginning of period 1 July 2012	Granted as compensation	On exercise of options	Net change other	Balance at end of period 30 June 2013
Directors
D. Craig	-	-	-	280,000	280,000
T. Barr	12,526,142	-	12,960	2,007,344	14,546,446
V. Rudenno	4,236,502	-	300,000	1,355,603	5,892,105
K. Skipper	736,502	-	-	200,000	936,502

Executives
D. Rakich	-	-	-	-	-
R. Lamont	2,442,038	-	30,000	-	2,472,038
D. Ninke	2,112,624	-	-	-	2,112,624
D. Gralla	500,000	-	-	-	500,000
	22,553,808	-	342,960	3,842,947	26,739,715

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

30 June 2012	Balance at beginning of period 1 July 2011	Granted as compensation	On exercise of options	Net change other	Balance at end of period 30 June 2012
Directors
D. Craig	-	-	-	-	-
T. Barr	10,026,142	-	500,000	2,000,000	12,526,142
V. Rudenno	4,236,502	-	-	-	4,236,502
K. Skipper	736,502	-	-	-	736,502
	-
Executives	-
D. Rakich	-	-	-	-	-
R. Lamont	2,362,038	-	-	80,000	2,442,038
D. Ninke	2,084,624	-	-	28,000	2,112,624
D.Gralla	500,000	-	-	-	500,000
	19,445,808	-	500,000	2,108,000	22,553,808

All equity transactions with key management personnel other than those arising from the exercise of compensation options have been entered into under terms and conditions no more favourable than those the Consolidated Entity would have adopted if dealing at arm’s length. In the tables above “Net Change Other” represents purchase of shares on market or during capital raisings open to all shareholders.

g)	Loans to key management personnel (Consolidated)

No loans have been granted to key management personnel during the current or prior year.

h)	Other transactions and balances with key management personnel

There were no transactions with key management personnel or their related parties during the current or prior year other than those mentioned above.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 18.	SEGMENT REPORTING

Operating segments are now reported in a manner that is consistent with the internal reporting provided to the chief operating decision maker (“CODM”). The CODM, who is responsible for allocating resources and assessing performance of operating segments, has been identified as the Board of Directors.

The group operates primarily in one business segment being oil and gas exploration, development and production in the United States of America.

The following table presents revenue and loss information regarding geographic segments for the year ended 30 June 2013 and 30 June 2012 as presented to the Board of Directors.

	United States of America – continuing operations		Other segments		Consolidated
	2013 $	2012 $	2013 $	2012 $	2013 $	2012 $
Segment revenue from external customers	5,815,103	8,433,219	242,686	307,937	6,057,789	8,741,156

Segment result before amortisation and impairment	(10,572,985)	(30,578,685)	(879,230)	(1,673,755)	(11,452,215)	(32,252,439)
Impairment	(389,524)	(816,188)	-	-	(389,524)	(816,188)
Depreciation and amortisation	(2,030,878)	(2,712,249)	-	-	(2,030,878)	(2,712,249)
Total Segment result	(12,993,387)	(34,107,122)	(879,230)	(1,673,755)	(13,872,618)	(35,780,876)

Total Segment Assets	44,223,227	48,897,441	7,376,589	5,812,719	51,599,816	54,710,160
Additions to non current assets	14,521,839	41,910,914	-	-	14,521,839	41,910,914

Total Segment Liabilities	(8,008,744)	(7,709,686)	(242,495)	(232,114)	(8,251,239)	(7,941,800)

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 18.	SEGMENT REPORTING (CONT)

Segment Result	Consolidated Entity
	2013	2012
	$	$
Total segment result	(13,872,618)	(35,780,876)
Income tax benefit from continuing operations	2,034,992	4,709,437
Net loss for the year attributable to owners of Samson Oil & Gas Limited	(11,837,626)	(31,071,439)

All revenue from the United States of America segment is from customers based in the United States of America.

Other Segments revenue relates principally to interest income earned on cash balances in Australia.

NOTE 19.	RECONCILATION OF LOSS AFTER INCOME TAX TO NET CASH FLOW FROM OPERATING ACTIVITIES

	Consolidated Entity
	2013	2012
	$	$

Reconciliation of the net loss after tax to the net cash flows from operations

Net loss after tax	(11,837,626)	(31,071,439)
Depreciation of non-current assets	2,030,878	2,712,249
Share based payments	161,994	992,441
Unwinding of discount associated with restoration obligation	49,117	32,763
Exploration expenditure	7,929,204	30,523,923
Net loss on fair value movement of fixed forward swaps	-	22,268
Impairment losses of oil and gas properties	389,524	816,188

Changes in assets and liabilities:

Increase in receivables	3,603,956	(1,360,293)
Increase in employee benefits	7,832	73,265
(Decrease)/increase in payables	(152,569)	79,116

NET CASH FLOWS USED IN OPERATING ACTIVITIES	2,182,311	2,820,481

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

NOTE 20.	RELATED PARTY DISCLOSURES

The consolidated financial statements include the financial statements of Samson Oil & Gas Limited and the following subsidiaries:

Name	Country of Incorporation	% Equity Interest		Investment
		2013	2012	2013	2012
				$	$
Samson Oil & Gas USA Inc	United States	100	100	19,005,393	5,757,790
Samson Oil and Gas Montana USA, Inc (100% owned subsidiary of Samson Oil & Gas USA Inc)	United States	100	100	33,773,051	31,684,285
				52,778,444	37,442,075

Ultimate parent

Samson Oil & Gas Limited is the ultimate parent Company.

Other related party transactions

There were no related party transactions during 2013 and 2012.

NOTE 21.	AUDITORS’ REMUNERATION

	Consolidated Entity
	2013	2012
	$	$
Amounts received or due and receivable by PricewaterhouseCoopers (Australia) for:

an audit or review of the financial report of the entity and any other entity in the Consolidated Entity	107,846	94,215

agreed-upon procedures in relation to the entity and any other entity in the Consolidated Entity	-	6,000
	107,846	100,215

Amounts received or due and receivable by other member firms of PricewaterhouseCoopers International for:

an audit or review of the reporting forms of the Consolidated Entity	675,000	782,683
	675,000	782,683

NOTE 22.	LOSS PER SHARE

Basic loss per share amounts are calculated by dividing net result for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted loss per share amounts are calculated by dividing the net result attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on the conversion of all dilutive potential ordinary shares into ordinary shares.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

The following reflects the income and share data used in the basic and diluted loss per share computations:

	Consolidated Entity
	2013	2012
	$	$
Net loss for the year attributable to owners of Samson Oil & Gas Limited (used in calculating basic and diluted loss per share)	(11,837,626)	(31,071,439)

	Number of Shares
Weighted average number of ordinary shares used as the denominator in calculating basic loss per share	2013	2012

	1,935,438,970	1,752,408,357
Adjustments for calculation of diluted earnings per share:
Options	-	-
Bonus element for rights issue	-	-
Weighted average number of ordinary shares and potential ordinary shares used as the denominator in calculating diluted earnings per share	1,935,438,970	1,752,408,357

At the end of the current year there were 166,807,526 (2012:301,499,902) potential ordinary shares on issue. These potential ordinary shares are not dilutive for 30 June 2013 or 2012 as applicable.

There have been no transactions involving ordinary shares that would significantly change the number of ordinary shares or potential ordinary shares outstanding between the reporting date and the date of completion of these financial statements.

NOTE 23.	FINANCIAL INSTRUMENTS

a)	Guarantees

There are no guarantees in place (2012 $Nil).

NOTE 24.	CONTINGENCIES

There are no unrecorded contingent assets or liabilities in place for the Consolidated Entity at balance date (2012: $Nil).

NOTE 25.	INTEREST IN JOINTLY CONTROLLED ASSETS

The Consolidated Entity has an interest in the following joint ventures whose principal activities are oil and gas exploration and production.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

		Interest Held
Project/Property Name	Location	%	%
Exploration		2013	2012
Baxter Shale	United States of America	10.00	10.00
Hawk Springs	United States of America	25-100	25-100
Gold Coast Unit CBM	United States of America	50.00	50.00
South Goose Lake	United States of America	25.00	25.00
Roosevelt	United States of America	66.00	100.00

Production
Big Hand	United States of America	4.00	4.00
Bird Canyon	United States of America	16.00	16.00
Deep Draw	United States of America	5.00	5.00
Hilight	United States of America	9.00	9.00
Jalmat	United States of America	60.00	60.00
Jayson Unit	United States of America	2.00	2.00
Kicken Draw	United States of America	15.00	15.00
LA Ward	United States of America	3.00	3.00
Neta	United States of America	13.00	13.00
Powder River Basin	United States of America	18.00	18.00
San Simon	United States of America	27.00	27.00
Scribner	United States of America	28.00	28.00
Wagensen	United States of America	8.00	8.00
North Stockyard	United States of America	34.50	34.50
Sabretooth	United States of America	12.50	12.50

Oil and gas properties held as jointly controlled assets total $18,801,422 (2012: $12,876,299).

NOTE 26.	EVENTS SUBSEQUENT TO BALANCE DATE

Drilling Billabong

Subsequent to year end, the Consolidated Entity drilled its second well in its infill North Stockyard project, Billabong. Operational difficulties were encountered during the drilling of this well and it is currently awaiting a workover operation prior to being fracture stimulated. This workover is expected to be completed following the fracture stimulation and flowback of Sail and Anchor.

Sale of a portion of North Stockyard, undeveloped acreage

In August 2013 the Consolidated Entity divested half its equity position in the undeveloped acreage in the North Stockyard project to Slawson Exploration Company Inc. for $5.562 million in cash and other consideration. The Consolidated Entity retained our full interest in in the currently producing wells in the North Stockyard field. As a consequence of the transaction the rig contract with Frontier was also terminated, with no penalty payment. Slawson are now the operator of the project going forward for the development of the undeveloped acreage.

Along with the undeveloped acreage, we have also transferred 25% working interest in the drilled but not yet completed Billabong and Sail and Anchor wells. The cash portion of the purchase price is subject to the delivery of a useable well bore in Billabong, valued in the agreement at $0.9 million and other customary post closing adjustments.

Drilling of Matson #3-1 well, South Prairie Project, North Dakota

In July 2013, the Matson #3-1 well (Samson’s working interest is 25%) was drilled to a depth of 4,825 feet before the joint venture partners decided to plug and abandon the well based on logging and show results. The data indicated that oil migrated through the Mission Canyon reservoir, evident by black asphaltic dead oil stain, but was not trapped in the targeted 420 acre 4-way structural closure. A new understanding of the timing of hydrocarbon migration with respect to formation of the Glenburn structural closures has been achieved from the Matson well data such that three new prospects located along the Prairie Salt edge appear more favorable for drilling.

Placement of shortfall associated with Rights Offering

In August 2013, Samson issued 318,452,166 ordinary shares to US and Australian institutional investors at 2.5 cents (Australian) each and 127,380,866 new options. The placement was a portion of the shortfall in the Rights Offering completed by Samson Oil and Gas Limited in May 2013. The options have an exercise price of 3.8 cents (Australian) and an expiry date of 31 March 2017. The placement raised approximately $6.7 million in cash, after expenses.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

Except for the events disclosed above, the Directors are not aware of any matters or circumstances not otherwise dealt with in this report that have significantly or may significantly affect the operations of the Consolidated Entity, the results of those operations or the state of affairs of the Consolidated Entity in the subsequent financial years.

NOTE 27.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The Consolidated Entity’s principal financial assets and financial liabilities comprise receivables, payables and cash.

The Consolidated Entity manages its exposure to key financial risk in accordance with the Board’s financial risk management strategy. The objective of the strategy is to support the delivery of the Consolidated Entity’s financial targets whilst protecting future financial security.

The Consolidated Entity may enter into derivative transactions, principally oil and gas price fixed forward swaps, to manage the price risk arising from the Consolidated Entity’s operations. These derivatives have not previously qualified for hedge accounting.

The main risks arising from the Consolidated Entity’s financial instruments are interest rate risk, foreign currency risk, credit risk, price risk and liquidity risk. The Consolidated Entity uses different methods to measure and manage the different types of risks to which it is exposed. These include monitoring levels of exposure to foreign currency and price risk and assessments of market forecasts for foreign exchange and commodity prices. Ageing analysis and monitoring of specific debtors are undertaken to manage credit risk and liquidity risk is monitored through the development of future rolling cash flow forecasts.

Primary responsibility for identification and control of financial risks rests with the executive management group, specifically the Chief Executive Officer and Chief Financial Officer, under the authority of the Board. The Board reviews and approves policies and strategies for managing each of the risks identified below.

Risk Exposures and Responses

Capital Management

When managing capital, management’s objective is to ensure the entity continues as a going concern as well as to maintain optimal returns to shareholders and benefits for other stakeholders. The Consolidated Entity funds its activities through capital raisings and debt funding, where appropriate. The Consolidated Entity is not subject to any externally imposed capital requirements.

Interest rate risk

The Consolidated Entity continually reviews its interest rate exposure. Consideration is given to potential restructuring of its existing positions and alternative financing.

The Consolidated Entity has no interest rate risk in relation to its financial liabilities as the Consolidated Entity currently has no borrowings that are subject to interest.

The Consolidated Entity’s cash assets are exposed to minimal interest rate risk. The Consolidated Entity’s cash accounts are primarily held in low or no interest rate accounts. Interest revenue is not a significant income item for the Consolidated Entity and the Consolidated Entity does not rely on the cash generated from interest income.

	Consolidated Entity
	2013	2012
	$	$
Cash exposed to Australian interest rates	7,254,564	5,732,304
Cash exposed to United States of America interest rates	5,916,063	13,113,590
	13,170,627	18,845,894

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

The average floating interest rate for the Consolidated Entity in the United States was 0.192% per annum (2012: 0.16%).

The average fixed interest rate for the Consolidated Entity in the United States was 0.192% (2012: 0.14%).

The average floating interest rate for the Consolidated Entity in Australia was 2.32% per annum (2012: 1.09%)

The average fixed interest rate for the Consolidated Entity in Australia was 3.843% per annum (2012:5.68%).

At year end, the Consolidated Entity has $4,891,533 (2012: $16,215,379) in short term deposits that have fixed interest rates. These term deposits have terms no longer than 90 days. $4,891,533 (2012: $5,164,396) is held in an AUD term deposit and has an interest rate of approximately 3.1%. No funds (2012: $11,050,983) are held in an USD term deposit.

At 30 June 2013 if interest rates had moved, as illustrated in the table below (estimated from historical movements), with all other variables held constant, the impact would be:

	Post Tax Result		Other Equity
	Higher/(Lower)		Higher/(Lower)
	2013	2012	2013	2012
	$	$	$	$
Cash exposed to AUS interest rates
+ 0.25% (25 basis points)	18,136	14,331	-	-
- 0.50% (50 basis points)	(36,273)	(28,662)	-	-

	Post Tax Result		Other Equity
	Higher/(Lower)		Higher/(Lower)
	2013	2012	2013	2012
	$	$	$	$
Cash exposed to US interest rates
+ 0.10% (10 basis points)	5,916	13,114	-	-
- 0.25% (25 basis points)	(14,790)	(32,784)	-	-

Foreign Currency Risk

As a result of significant operations in the United States, the Consolidated Entity’s financial statements can be affected significantly by movements in the US$/A$ exchange rates.

The majority of the transactions (both revenue and expenses) of the United States subsidiaries are denominated in US dollars.

The Consolidated Entity does not have any foreign currency cash flow hedges.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

At balance date, the Consolidated Entity had the following exposure to A$ foreign currency that is not designated in cash flow hedges:

	Consolidated Entity
	2013	2012
	$	$
Financial Assets
Cash and cash equivalents	7,254,564	5,732,304
Trade and other receivables	121,069	46,935

Financial Liabilities
Trade and other payables	242,494	232,114

Net Exposure	7,133,139	5,547,125

At 30 June 2013 if foreign exchange rates had moved, as illustrated in the table below (estimated from historical movements), with all other variable held constant, the impact would be:

	Post tax result		Other Equity
	Higher/(lower)		Higher/(lower)
	2013	2012	2013	2012
	$	$	$	$
Consolidated
A$:US$ +10%	-	-	661,687	558,060
A$:US$ -10%	-	-	(661,687)	(558,060)

Consolidated Entity

The impact of the foreign exchange on the Consolidated Entity relates to the value of assets, net of liabilities that are held in the Consolidated Entity which are held in the Parent Entity, which has a functional currency of Australian Dollars.

For the Consolidated Entity, the change in foreign exchange rate does not have any impact on the profit and loss of the entity as the impact of the foreign exchange movements is recorded in the foreign exchange reserve.

Management believes the balance date risk exposures are representative of the risk exposure inherent in the financial instruments.

Price risk

Price risk arises from the Consolidated Entity’s exposure to oil and gas prices. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond the control of the Consolidated Entity. Sustained weakness in oil and natural gas prices may adversely affect the Consolidated Entity’s financial condition.

The Consolidated Entity manages this risk by continually monitoring the oil and gas price and the external factors that may affect it. The Board reviews the risk profile associated with commodity price risk periodically to ensure that it is appropriately managing this risk. Derivatives are used to manage this risk where appropriate. The Board must approve any derivative contracts that are entered into by the Company. As at Balance Date, the Consolidated Entity does not have derivative contracts in place (2012: nil)

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

At 30 June 2013 if the price of natural gas and oil had moved, as illustrated in the table below (estimated from historical movements), with all other variable held constant, the impact would be:

Consolidated	Post tax result		Other Equity
	Higher/(lower)		Higher/(lower)
	2013	2012	2013	2012
	$	$	$	$
Gas
Gas price + 10%	77,207	102,095	-	-
Gas price – 20%	(154,415)	(204,189)	-	-

Oil
Oil price + 10%	502,805	735,249	-	-
Oil price – 20%	(1,005,610)	(1,470,499)	-	-

Credit Risk

The Consolidated Entity manages its credit risk through constantly monitoring its credit exposure, to ensure it is acceptable.

Credit risk arises from the financial assets of the Consolidated Entity, which comprise cash and cash equivalents and trade and other receivables. The Consolidated Entity’s exposure to credit risk arises from potential default of the counter party, with a maximum exposure equal to the carrying amount of these instruments. Exposure at balance date is addressed in each applicable note.

The Consolidated Entity trades only with recognised, creditworthy third parties, and as such collateral is not requested nor is it the Consolidated Entity’s policy to securitise its trade and other receivables.

The Consolidated Entity holds its cash with large well respected banks, with no history of default and therefore its credit exposure to cash is minimal. The minimum credit rating of the Consolidated Entity’s bank is Prime-1 as determined by Moody’s Rating Agency.

Receivables balances are monitored on an ongoing basis with the result that the Consolidated Entity’s exposure to bad debts is not significant.

Whilst a small number of debtors account for a large percentage of the Consolidated Entity’s receivable balance, the Board does not consider this a significant risk to the Consolidated Entity as the debtors are all creditworthy with no history of default. As at the date of this report, the Consolidated Entity does not have any receivables which are past their due date and the Consolidated Entity has not recorded any impairment in relation to its receivables.

Liquidity Risk

The Consolidated Entity’s objective is to fund future development through cash flow from operations, equity and debt, where appropriate. It is the Consolidated Entity’s policy to review the cash flow forecasts regularly to ensure that the Consolidated Entity can meet its obligations when they fall due.

The table below reflects all contractual repayments and interest resulting from recognised financial liabilities, including derivative instruments as of 30 June 2013. For derivative financial instruments the market value is presented, whereas for the other obligations the undiscounted cash flows for the respective upcoming fiscal years are presented. Cash flows for financial liabilities without fixed amounts or timing are based on the conditions existing at 30 June 2013.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

The remaining contractual maturities of the Consolidated Entity’s financial liabilities are:

Trade Payables	Consolidated Entity
	2013	2012
	$	$
6 months or less	6,675,776	6,287,563
1-5 years	-	7,322
	6,675,776	6,294,885

The Consolidated Entity monitors rolling forecasts of liquidity reserve on the basis of expected cash flow.

At balance date, the Consolidated Entity does not have any unused credit facility (2012: $Nil).

Fair Value

The methods for estimating fair value and the fair value of the financial assets and liabilities are outlined in the relevant notes to the financial statements.

Set out below is a comparison by category of carrying amounts and fair values of the Consolidated Entity’s financial instruments recognised in the financial statements.

The carrying amount of trade receivables and payables approximates their fair value. Derivatives are carried at their fair value on the balance sheet. All financial assets and liabilities are held as level 2 (quoted prices in active markets for identical assets or liabilities) in the fair value measurement hierarchy.

NOTE 28.	SHARE BASED PAYMENT PLANS

The Consolidated Entity provides benefits to employees (including senior executives) of the Consolidated Entity in the form of share based payments, whereby employees render services in exchange for shares or rights over shares (equity-settled transactions).

During the prior year, the Consolidated Entity filed a Form S-8 with the Securities and Exchange Commission.  The Form S-8 is a registration statement used by U.S. public companies to register securities to be offered pursuant to employee benefit plans; in this case the ordinary shares issuable and reserved for issuance underlying the options which may be issued pursuant to the Samson Oil & Gas Limited Stock Option Plan were registered.

All references to inputs in this note are in Australian Dollars as they refer to Australian listed securities, unless noted otherwise.

There were no share based payments during the year ended 30 June 2013, other than the vesting expense recognised in relation to options issued during the year ended 30 June 2011.

During the year ended 30 June 2012, the following share based payments were made:

Options issued to Directors

On 30 November 2011, 4,000,000 options were issued to a non-Executive Director. These options vested immediately and have an expiry date of 31 October 2015 and an exercise price of 15.5 cents per share. These options have been valued at 7.62 cents per option, using a Black-Sholes option pricing model, which takes into account the following variables:

Share price at grant date (cents)	10.0
Exercise price (cents)	15.5
Time to expiry (years)	4
Risk free rate (%)	6.00
Share price volatility (%)	124.61
Dividend yield	Nil

The value of these options has been expensed in the current period as these options vested immediately.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

Options issued to employees

In July 2011, 4,000,000 stock options were granted under the Samson Oil & Gas Limited Stock Option Plan to an employee of the Company.  These options have an exercise price of 16.4 cents and an expiry date of 31 December 2014. One third of these stock options vested on 31 July 2011.  Another third vested on 31 July 2012 and the remaining third vested on 31 July 2013, as the employee is still employed by the Company. These options have been valued at 10.55 cents per option, using a Black-Scholes option pricing model which takes into account the following variables:

Share price at grant date (cents)	14.0
Exercise price (cents)	16.4
Time to expiry (years)	4
Risk free rate (% )	5.25
Share price volatility (%)	129.33
Dividend yield	Nil

At year end there were 69,500,000 (2012: 76,879,077) options outstanding that had been granted to employees, Directors and other service providers. The weighted average exercise price was 9.1 cents (2012: 11 cents) per option.

The weighted average remaining contractual life for the share options outstanding as at 30 June 2013 is between 5 months and 3 years (2012: between 4 months and 4 years).

The range of exercise prices for options outstanding at the end of the year was 8-16 cents (2012: 8 – 30 cents).

The weighted average fair value of options granted during the year ended 30 June 2012 was 7.5 cents per option.

NOTE 29.	PARENT ENTITY FINANCIAL INFORMATION

(a)	Summary financial information

The individual financial statements for the parent entity show the following aggregate amounts:

	2013	2012
	$	$
Balance Sheet
Current assets	26,381,027	5,779,239
Total assets	26,381,982	14,319,142

Current liabilities	242,495	232,115
Total liabilities	242,495	232,115

Net assets	26,139,487	14,087,028

Shareholders’ equity
Issued capital	86,608,255	77,557,896

Reserves
Share based payments reserve	5,190,628	4,930,424
Foreign currency translation reserve	1,183,562	3,233,595
Accumulated Losses	(66,842,958)	(71,634,887)
Net shareholders’ equity	26,139,487	14,087,028

Profit for the year	4,890,139	1,222,567
Total comprehensive income	6,940,172	1,222,567

Samson Oil & Gas Limited	Annual Report – 30 June 2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2013

(b)	Guarantees

No guarantees have been entered into by Samson Oil and Gas on behalf of its subsidiaries (2012: nil).

(c)	Contingent liabilities of the parent entity

The parent entity did not have any contingent liabilities at 30 June 2013 or 30 June 2012.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

DIRECTORS’DECLARATION
30 June 2013

DIRECTORS’ DECLARATION

In accordance with a resolution of the Directors of Samson Oil & Gas Limited, I state that:

In the opinion of the Directors:

(a)	the financial statements and notes set out on pages 25 to 72 are in accordance with the Corporations Act 2001, including :

(i)	giving a true and fair view of the Consolidated Entity’s financial position as at 30 June 2013 and of its performance for the financial year ended on that date; and

(ii)	complying with Accounting Standards, the Corporations Regulations 2001 and other mandatory professional reporting requirements, and

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Note 2(a) confirms that the financial statements also comply with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The Directors have been given the declarations by the chief executive officer and chief financial officer required by section 295A of the Corporations Act 2001.

On behalf of the Board

Terence M. Barr
Director

Denver, Colorado
17 September 2013

Samson Oil & Gas Limited	Annual Report – 30 June 2013

SHAREHOLDER INFORMATION
for the year ended 30 June 2013

INDEPENDENT AUDIT REPORT

pwc

Report on the financial report

We have audited the accompanying financial report of Samson Oil & Gas Limited (the company), which comprises the balance sheet as at 30 June 2013, the statement of comprehensive income, statement of changes in equity and cash flow statement for the year ended on that date, a summary of significant accounting policies, other explanatory notes and the directors' declaration for Samson Oil & Gas Group (the consolidated entity). The consolidated entity comprises the company and the entities it controlled at year's end or from time to time during the financial year.

Directors' responsibility for the financial report

The directors of the company are responsible for the preparation of the financial report that gives a true and fair view in accordance with Australian Accounting Standards and the *Corporations Act 2001* and for such internal control as the directors determine is necessary to enable the preparation of the financial report that is free from material misstatement, whether due to fraud or error. In Note 2(a), the directors also state, in accordance with Accounting Standard AASB 101 *Presentation of Financial Statements*, that the financial statements comply with International Financial Reporting Standards.

Auditor's responsibility

Our responsibility is to express an opinion on the financial report based on our audit. We conducted our audit in accordance with Australian Auditing Standards. Those standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the consolidated entity's preparation and fair presentation of the financial report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Independence

In conducting our audit, we have complied with the independence requirements of the *Corporations Act 2001*.

PricewaterhouseCoopers, ABN 52 780 433 757
Brookfield Place, 125 St Georges Terrace, PERTH WA 6000, GPO Box D198, PERTH WA 6840
T: +61 8 9238 3000, F: +61 8 9238 3999, www.pwc.com.au

Liability limited by a scheme approved under Professional Standards Legislation.

Samson Oil & Gas Limited	Annual Report – 30 June 2013

SHAREHOLDER INFORMATION
for the year ended 30 June 2013

pwc

Independent auditor's report to the members of Samson Oil & Gas Limited (continued)

Auditor's opinion

In our opinion:

(ii) complying with Australian Accounting Standards (including the Australian Accounting Interpretations) and the *Corporations Regulations 2001*; and

(b) the financial report also complies with International Financial Reporting Standards as disclosed in Note 2(a).

Report on the Remuneration Report

We have audited the remuneration report included in pages 6 to 14 of the directors' report for the year ended 30 June 2013. The directors of the company are responsible for the preparation and presentation of the remuneration report in accordance with section 300A of the *Corporations Act 2001*. Our responsibility is to express an opinion on the remuneration report, based on our audit conducted in accordance with Australian Auditing Standards.

Auditor's opinion

In our opinion, the remuneration report of Samson Oil & Gas Limited for the year ended 30 June 2013, complies with section 300A of the *Corporations Act 2001*.

PricewaterhouseCoopers

Pierre Dreyer
Partner

Perth
17 September 2013

Samson Oil & Gas Limited	Annual Report – 30 June 2013

SHAREHOLDER INFORMATION
for the year ended 30 June 2013

SHAREHOLDER INFORMATION

Statement of Issued Securities at 10 September 2013

(a)	There are 2,547,617,329 fully paid ordinary shares and 229,688,392 options on issue which are quoted on the Australian Stock Exchange.
(b)	Members are entitled to one vote for each share held.
(c)	The twenty largest shareholders hold 74.53% of the Company’s issued capital.

Distribution of Securities

Spread of Securities	Number of Shareholders	Number of Listed Option Holders	Number of Unlisted Option Holders
1 - 1,000	928	130	-
1,001 - 5,000	486	295	-
5,001 - 10,000	401	124	-
10,001 - 100,000	1,769	241	-
100,001 - and over	1,024	147	23
	4,608	937	23

There are 2,173 shareholders who do not hold a marketable parcel of shares.

The following details appear in the company’s register of Substantial Shareholdings at 10 September 2013.

Substantial Shareholder	No. of Shares	Percentage
Nil

Twenty Largest Shareholders

Rank	Registered Holder	Number of Shares	%
1	National Nominees Pty Ltd	1,724,101,686	67.68
2	Flush Nom PL	20,000,000	0.79
3	Vogliotti Peter Anthony	19,000,009	0.75
4	Citicorp Nominees PL	16,522,195	0.56
5	Barr Super PL	14,051,406	0.55
6	NEFCO Nom PL	13,450,289	0.53
7	Paesler C B & A	10,474,550	0.41
8	Merrill Lynch Aust Nom PL	7,382,664	0.29
9	Julie Doswell	7,368,630	0.29
10	O’Brien John Walter G	7,129,012	0.28
11	Mirkazemi Pedram	7,114,999	0.28
12	JP Morgan Nom Aust PL	6,229,110	0.24
13	Kampar PL	6,078,879	0.24
14	Gerendasi Holdings PL	5,898,775	0.23
15	Victor Rudenno	5,892,105	0.23
16	HSBC Custody Nom Aust Ltd	5,837,063	0.23
17	JP Morgan Nom Aust PL	5,651,756	0.22
18	Kuti Gabriel Louis & T	5,519,185	0.22
19	Jauleski B & Jauleska Y	5,384,717	0.21
20	Wilson C J & Chang W M J	5,330,882	0.21
Total		1,898,417,912	74.44

Samson Oil & Gas Limited	Annual Report – 30 June 2013

SHAREHOLDER INFORMATION
for the year ended 30 June 2013

Twenty Largest Listed Option Holders

Rank	Registered Holder	Number of Options	%
1	Danty General Partnership	19,365,407	8.43
2	Seaside 88 LP	15,403,870	6.71
3	Heights Capital Management Inc	12,810,144	5.58
4	Alpha Cap Anstalt	12,509,904	5.45
5	Cranshire Cap Fund Ltd	10,424,928	4.54
6	Fund Ironman Energy	7,673,125	3.34
7	Empery Asset Ltd	6,405,072	2.79
8	Hartz Cap Inv LLC	6,405,072	2.79
9	UBS Fincl Svcs INC	5,389,072	2.35
10	Partnership Rattler G	5,208,336	2.27
11	Colbern Fidicuary Nom Pl	5,000,000	2.18
12	Anson Inv Fund LP	4,803,800	2.09
13	ADJO Inv PL	4,650,000	2.02
14	CAP Ventures Intnl	3,850,968	1.68
15	Wolverine Flagship Fund T	3,850,968	1.68
16	Carpenter Phillip	3,472,224	1.51
17	GCA Strategic Inv Fund LT	3,080,774	1.34
18	Rattler General Partnership	3,049,966	1.33
19	Doughty John Addison	3,000,000	1.31
20	NEFCO Nominees Pty Ltd	2,670,057	1.16
Total		139,023,687	60.55

Unlisted options

Option details	Expiry date	Number of unlisted options
Exercisable at 20c each	20.11.2013	1,000,000
Exercisable at 8c each	31.10.2014	29,000,000
Exercisable at 8c each	31.12.2014	31,500,000
Exercisable at 16.4c each	31.12.2014	4,000,000
Exercisable at 15.5c each	31.10.2015	4,000,000
Total		69,500,000

Samson Oil & Gas Limited	Annual Report – 30 June 2013

Page 77 of 77